UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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2021 Notice of Annual Meeting and Proxy Statement

MERCK
INVENTING FOR LIFE

Creating Long-Term Value for

Patients and Shareholders

Making Progress on Our Strategic Priorities

Advancing the Pipeline for Scientific Breakthroughs[1]

Oncology:

•  As monotherapy and in combination, KEYTRUDA received 7 new approvals in the U.S., 1 in the EU, 2 in China and 2 in Japan

•  Lynparza[2] received 2 approvals in the U.S., 3 in the EU, and 3 in Japan

•  Belzutifan (HIF-2a) granted breakthrough designation for the treatment of certain patients with von Hippel-Lindau disease-associated Renal Cell Carcinoma in the U.S.

•  Advanced and presented data for vibostolimab (TIGIT), belzutifan (HIF-2a) quavonlimab (CTLA4), MK-5890 (CD27) and ILT4 (MK-4830)

•  Presented Phase 3 data from KN-581, studying KEYTRUDA + Lenvima[3] in RCC

Vaccines:

•  V114, our pneumococcal conjugate vaccine candidate, accepted for priority review by the FDA for use in adults

•  GARDASIL9, our 9-valent HPV vaccine, received approval in Japan where it is marketed as SILGARD9

•  GARDASIL9 received accelerated approval for the prevention of certain HPV-related head and neck cancers in the U.S.

•  ERVEBO, our Ebola virus vaccine, received approval in the Democratic Republic of Congo, Burundi, Ghana and Zambia

•  V181, our dengue vaccine candidate, received Fast Track Designation in the U.S.

Hospital, Specialty and Other:

•  Islatravir, our novel HIV asset, advanced to Phase 3 in PrEP and advanced to Phase 2, in combination with MK-8507, for treatment

•  Advanced molnupiravir, our COVID-19 antiviral candidate, into Phase 2/3 trials

•  VERQUVO® (vericiguat), our medicine for certain patients with chronic heart failure, approved in the U.S.

•  RECARBRIO approved in U.S. for HABP/VABP

•  MK-7264, our investigational orally administered P2X3 Receptor Antagonist (Gefapixant), accepted by FDA for a New Drug Application Review for Chronic Cough

Animal Health:

•  Received 17 new product approvals and completed 4 key business development transactions in 2020

Unlocking the Commercial Potential of Our Portfolio[4]	Balanced Approach to Capital Allocation	Focusing on Strategic Business Development (BD) to Fuel Innovation

+2% total sales growth in 2020 (4% excluding exchange) despite negative estimated pandemic impact of ~$2.5B

Sales highlights across our key growth pillars include:

•  KEYTRUDA sales of $14.4B, +30%

•  Lynparza[2] sales of $725M, +62%

•  Lenvima[3] sales of $580M, +43%

•  GARDASIL franchise sales of $3.9B, +6%

•  BRIDION sales of $1.2B, +7%

•  Animal Health sales of $4.7B, +10%

Planned spinoff of Organon to deliver benefits for both Merck and Organon and create value for Merck shareholders

Capital allocation strategy allows Merck to invest in our business and create value for shareholders. Our priorities include:

•  Research & Development

•  Capital Investments

•  Dividend

•  Business Development

•  Share Repurchase

>$20B committed to capital investments between 2020 and 2024

Merck’s focus on differentiated science has resulted in a strong track record of bolt-on transactions and strategic collaborations

In 2020, Merck spent ~$10.6B on BD transactions, including the acquisition of ArQule and VelosBio, as well as strategic oncology collaborations with Seagen

~120 transactions completed in 2020, spanning acquisitions, licensing and technology deals, as well as clinical collaborations

1.	As of 1Q2021
2.	In collaboration with AstraZeneca
3.	In collaboration with Eisai
4.	Growth rates exclude the impact of foreign exchange

1

Notice of Annual Meeting
of Shareholders

To Merck Shareholders: You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc. on
Tuesday, May 25, 2021, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2021.

The purposes of the meeting are to:

•  Elect the 13 Director nominees named in the proxy statement;

•  Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•  Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021;

•  Consider and act upon a shareholder proposal concerning a shareholder right to act by written consent, if properly presented at the meeting;

•  Consider and act upon a shareholder proposal regarding access to COVID-19 products, if properly presented at the meeting; and

•  Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Jennifer Zachary

Executive Vice President, General

Counsel and Corporate Secretary

Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a solely virtual format. If the state of emergency in New Jersey relating to the COVID-19 pandemic is lifted prior to the date of our Annual Meeting, however, we may change the format of the Annual Meeting to hold it in person or as a hybrid meeting. If we take this step, we will announce the decision to do so in advance in a press release available at merck.com.

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code to vote with your mobile device (may require free app)

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on March 26, 2021 are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2020 Annual Report on Form 10-K and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 5, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 25, 2021:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2020 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 2000 Galloping Hill Road, K1-4157, Kenilworth, New Jersey 07033 U.S.A.

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 24, 2021.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

Merck & Co., Inc. 2021 Proxy Statement

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Dear Merck Shareholders,

It is my pleasure to invite you to the 2021 Annual Meeting of Shareholders of Merck & Co., Inc. (“Merck,” known as “MSD” outside the United States and Canada).

The foregoing Notice of Annual Meeting of Shareholders and accompanying proxy statement will serve as your guide to the business to be conducted and provide details regarding the meeting.

For 130 years, Merck has been guided by one clear and compelling purpose: saving and improving lives. The SARS-CoV-2 pandemic has reinforced the value of our sustained investments in research and development and in our resolute commitment to innovation.

We have focused on three overarching priorities during the coronavirus pandemic: supporting the safety and wellbeing of our employees and their families, sustaining the supply of our medicines and vaccines to our patients and customers, and mobilizing our scientific expertise and experience to contribute to the global response to the pandemic. In addition, we have invested in communities hardest hit by the pandemic, streamlined our patient assistance programs, and encouraged our clinically trained employees to volunteer in healthcare settings that faced staff shortages. We also continue to work closely with governments, public health agencies, and other stakeholders around the world as they struggle to combat the pandemic, provide services to patients, and restore their economies. Throughout this entire period, our people across the Company have sustained their focus on these priorities and demonstrated unprecedented commitment to our mission and resilience in achieving it.

We are developing two therapeutic candidates for the treatment of SARS-CoV-2 infection. Molnupiravir (MK-4482) is a novel investigational oral antiviral agent being developed in collaboration with Ridgeback Biotherapeutics and is currently under evaluation in Phase 2/3 clinical trials in both the hospital and outpatient settings. Through our acquisition of OncoImmune, we obtained MK-7110, an investigational treatment for patients hospitalized with COVID-19.

More recently, we announced historic agreements with BARDA and Johnson & Johnson (J&J) to support efforts to expand manufacturing capacity and supply of much-needed SARS-CoV-2/COVID-19 medicines and vaccines. Through our collaboration with J&J, we will utilize some of our manufacturing capacity to accelerate production of the J&J COVID-19 vaccine so that more people around the world can have access to vaccines authorized for use in the fight against this pandemic. Our collaboration is reminiscent of the spirit that motivated Merck to produce penicillin during another global crisis –World War II.

Despite the many challenges the pandemic imposes, we have continued to progress our discovery and development pipeline across our entire portfolio. Oncology remains a key focus of our research and will remain an important long-term growth driver. We are advancing new development programs for KEYTRUDA, our anti-PD-1 therapy; Lynparza, a PARP inhibitor being co-developed and co-commercialized with AstraZeneca;

Merck & Co., Inc. 2021 Proxy Statement

3

and Lenvima, an orally available tyrosine kinase inhibitor being co-developed and co-commercialized with Eisai Co., Ltd. KEYTRUDA has continued on its groundbreaking path in advancing cancer care, with FDA approvals in 16 tumor types, and the number of additional indications expected to more than double over the next five years.

Our work in vaccines also remains a strong driver of our growth. Our portfolio of conjugated pneumococcal vaccine candidates, V114, V116, and V117, remains a top pipeline priority. Each of these candidates is designed for targeted protection against prevalent pneumococcal disease serotypes across different age groups. GARDASIL and GARDASIL 9 are positioned for renewed growth ahead as the cancer-prevention benefits from protection against human papillomavirus become more well known in both males and females and across broader age cohorts. Thanks to ERVEBO, our vaccine for Ebola virus disease, and the heroic efforts of frontline health and humanitarian workers, the tragic outbreak of Ebola virus infection in eastern Democratic Republic of Congo was declared to be over late last year. Just recently, the World Health Organization (the “WHO”) confirmed new cases of Ebola in the Democratic Republic of Congo and Guinea. We are once again working closely with the WHO and various health partners to support outbreak response efforts in these regions.

Our hospital and specialty products portfolio reflected demand-driven growth in 2020, particularly for BRIDION, a medicine used to reverse the effect of certain muscle relaxants in adults undergoing surgery. We also saw continued uptake of PREVYMIS, a medicine for prevention of CMV infection and disease in adult CMV-seropositive recipients of an allogeneic hematopoietic stem cell transplant.

Animal health remained a market leader in 2020 with above-industry growth (including our Antelliq acquisition). Increased sales in 2020 were primarily driven by the livestock business as a result of new product launches in poultry and swine, along with higher demand for companion animal products, primarily the BRAVECTO line of products for parasite control, and companion animal vaccines.

In addition, our plan to spin off Organon remains on track for completion late in the second quarter of this year.

Earlier this year I announced that I will retire as Merck’s CEO, effective June 30, 2021, and will serve as Executive Chairman of the Merck Board of Directors for a transition period to be determined by the Board. The Board has unanimously elected Rob Davis as the next CEO, effective July 1, 2021. It has been my distinct honor and privilege to serve as the Company’s CEO for the last decade. I leave the Company in very good hands with Rob. He is an outstanding leader who has deep knowledge of our business and the industry. As our Chief Financial Officer and Head of Global Services, he has served as a valued strategic thought partner to me and the Merck senior management team and certainly personifies the values and integrity that are essential for a leader of Merck.

The strength and resilience that our business, our people, and our patients have shown this past year reinforces our belief that our research-focused strategy remains vitally important. I am proud of the accomplishments we have made to realize a better future for generations to come. We will continue to use our strong financial position to invest in our pipeline and capitalize on both internal and external opportunities, by making the right strategic decisions to create long-term value for you, our shareholders.

Thank you for your confidence and support for our Company. We hope you will participate in the Annual Meeting either by attending virtually or by voting, as promptly as possible, through other acceptable means as described in this proxy statement. Your participation is important, so please exercise your right to vote.

Kenneth C. Frazier Chairman and Chief Executive Officer April 5, 2021

Merck & Co., Inc. 2021 Proxy Statement

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A Message from Merck’s Independent Lead Director

Dear Merck Shareholders,

Over its long history, Merck has focused on innovation to create long-term value for patients and shareholders, remaining dedicated to its mission of saving and improving lives. With the COVID-19 pandemic persisting in communities across the globe, this mission is as clear and compelling as ever, and my fellow Directors and I are committed to it as we oversee the Company’s affairs and fulfill our responsibilities.

Our Board’s management succession planning is long-term and strategic

Our Board’s management succession planning process is long-term and strategic, includes yearly reviews of talent for near-term and future planning and is supported by the Board’s committees and external consultants as needed. Our process also includes engaging with key talent in various settings, such as informal dinners, group discussions, individual meetings, and presentations. The process of planning and executing a smooth CEO transition, in particular, is one of the Board’s most important responsibilities and one we continued to progress even as the COVID-19 pandemic changed our ways of communicating. In February, our process resulted in our Board’s unanimous election of Robert M. Davis, then-CFO, to succeed Kenneth C. Frazier as the Company’s President, effective April 1, 2021, and the Company’s Chief Executive Officer, effective July 1, 2021. The Board also elected Mr. Davis as a Board member, effective July 1, 2021. Directors had an opportunity over multiple years to witness Mr. Davis’s substantial contributions to the Company and the leadership team, and the Board believes he is the right person to lead Merck into the future. To ensure a smooth transition for the Company, the Board determined that Mr. Frazier will continue to serve on the Board as executive chairman for a transition period to be determined by the Board. We have also announced other important leadership transitions recently, electing Dean Y. Li, M.D., Ph.D. to succeed Roger M. Perlmutter, M.D., Ph.D. as Executive Vice President and President, Merck Research Laboratories, effective January 1, 2021, and Caroline Litchfield to succeed Mr. Davis as Chief Financial Officer, effective April 1, 2021.

Our Board values diverse perspectives

Our Board values shareholder perspectives and meaningful engagement. Hearing the perspectives of our shareholders helps enhance the Board’s understanding of key issues that matter to our various stakeholders. We also believe in the business value of having diverse perspectives in the boardroom and are deliberate in ensuring we have the right mix of perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. In March, we elected to the Board Stephen L. Mayo, Ph.D., the Bren Professor of Biology and Chemistry at California Institute of Technology, who brings deep scientific expertise to our Board. We believe our slate of thirteen Director nominees, including four African Americans and six women, reflects our commitment to diversity.

Our Board exercises independent board leadership

As the independent Lead Director of the Board, I work closely with our Chairman and CEO, Ken Frazier, to ensure a productive partnership between management and the independent Directors. I will do so with Rob Davis, as well, when he becomes the Company’s CEO in July. As a Board, we are dedicated to the effective oversight of the business and the key risks facing the Company, and we do so both as a full Board and through our four standing committees. Our members draw on their leadership experiences and areas of expertise to provide guidance on corporate strategy and monitor its implementation in areas such as research and development, capital allocation, operating results, human capital management and global manufacturing. This enables us to knowledgeably exercise our decision-making authority on matters of importance to the Company, such as the strategic decision to spin-off products from the Company’s women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. This spin-off remains on track to be completed late in the second quarter of this year.

We appreciate your investment in Merck and your support for the Board. We remain committed to serving you and the patients around the world that depend on Merck’s life-saving work.

Leslie A. Brun Independent Lead Director April 5, 2021

Merck & Co., Inc. 2021 Proxy Statement

5

Merck & Co., Inc. 2021 Proxy Statement

6
Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 25, 2021 9:00 a.m. ET	Record Date March 26, 2021

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2021

Voting Matters	Page	Board’s Recommendation

Proposal 1 Election of Directors	32	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	42	FOR

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2021	77	FOR

Shareholder Proposals

Proposal 4 Shareholder Proposal Concerning a Shareholder Right to Act by Written Consent	80	AGAINST

Proposal 5 Shareholder Proposal Regarding Access to COVID-19 Products	82	AGAINST

Business Highlights

$13.6B	GAAP investment in R&D in 2020

Shareholder Value Creation

$7.5B	Capital Returned to Shareholders (dividends and share repurchases)

Total Shareholder Return(1)

Year-End 2020

1-Year	3-Year
-7.2%	16.7%

5-Year
12.5%

(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on page 53, is calculated on a different basis.

Merck & Co., Inc. 2021 Proxy Statement

Proxy Summary	7

2020 NEOs and Compensation Highlights (Page 47)

Below is a list of our 2020 Named Executive Officers, or “NEOs”, and select compensation highlights from 2020. For additional information on our elements of 2020 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.

	Annual Base Salary Increase%	Target Annual Incentive%	Target Long-Term Incentive$	Target TDC Increase%(1)
2020 NEOs

Kenneth C. Frazier Chairman and Chief Executive Officer(2)	+1.8%	No change	+$750,000	+4.3%
.........................................................................................................................................................
Robert M. Davis President and Former Chief Financial Officer(3)	+3.0	No change	No change	+1.1
.........................................................................................................................................................
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	+13.8	No change	+500,000	+18.8
.........................................................................................................................................................
Roger M. Perlmutter, M.D., Ph.D. Former Executive Vice President and President, Merck Research Laboratories(4)	+3.0	No change	No change	+1.0
.........................................................................................................................................................
Jennifer Zachary Executive Vice President, General Counsel and Corporate Secretary	+5.0	No change	+150,000	+5.8

(1)	Target TDC is target total direct compensation and defined as the sum of annual base salary, target annual cash incentive and target long-term incentive.

(2)

Mr. Frazier is no longer President, effective March 31, 2021, and will retire as Chief Executive Officer, effective June 30, 2021. After retiring as Chief Executive Officer, Mr. Frazier will continue as Executive Chairman of Merck for a transition period to be determined by the Board.

(3)

Mr. Davis was promoted from Executive Vice President, Global Services and Chief Financial Officer to President, effective April 1, 2021. He will become Chief Executive Officer and a member of the Board, effective July 1, 2021.

(4)	Dr. Perlmutter retired as Executive Vice President and President, Merck Research Laboratories, effective December 31, 2020.

Variable Compensation is a Critical Component of Our Pay-For-Performance Objectives (Page 44)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating and strategic objectives, as well as Relative Total Shareholder Return or R-TSR (as defined in Appendix B). The Company’s variable incentives demonstrate a strong linkage between pay and performance.

Annual Cash Incentive

The Company Scorecard (described in more detail on page 51) focuses on our most critical business drivers — the Company’s target revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”) and the Company’s research and development goals for the incentive program (“Pipeline”) — and is used to determine the payout of our annual incentive for all eligible employees, including our NEOs under the Executive Incentive Plan. Our Scorecard performance during 2020 resulted in below-target achievement of 87% largely due to the negative impact of the COVID-19 pandemic on our financial results.

Merck & Co., Inc. 2021 Proxy Statement

8	Proxy Summary

Long-Term Incentive (“LTI”)

For LTI grants issued in 2018 and covering the performance period 2018-2020, 70% of each Named Executive Officer’s annual target LTI was converted to Performance Share Units (“PSUs”) based on the closing price of Merck stock on the date of grant. The number of units ultimately earned is based on our performance against the pre-established targets for the sum of (a) the Company’s Operating Cash Flow or OCF (as defined in Appendix B), (b) the Company’s Earnings Per Share or EPS (as defined in Appendix B) and (c) R-TSR performance. For the 2018-2020 performance period, three-year cumulative OCF and EPS were each weighted at 25%, and R-TSR versus our pharmaceutical peer group was weighted at 50%. The results of the combined performance resulted in an actual payout of 166% as illustrated in more detail on page 54.

Say-On-Pay Advisory Vote (Page 45)

In 2020, shareholders continued their support for our executive compensation programs with approximately 92% of the votes cast voting in favor of approving the say-on-pay proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Benefits Committee has continued to examine our executive compensation program to ensure alignment between the respective interests of our executives and shareholders. No significant changes were made to our executive compensation program in 2020 as a direct result of the most recent say-on-pay vote; however, our PSU program design was adjusted in 2020 as described on page 53.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

For additional information, please refer to the CD&A beginning on page 43 of this proxy statement.

Shareholder Engagement and Feedback (Page 27)

Merck communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. In addition, our Lead Director and Chair of our Governance Committee, Leslie Brun, participates in substantive engagements with some of the Company’s largest shareholders. In 2020, discussions with shareholders covered a wide range of topics of interest to shareholders, including the Company’s response to the COVID-19 pandemic and related matters, the Board’s composition and leadership, management and director succession, executive compensation programs, Environmental, Social and Governance reporting, human capital management and other governance matters. These discussions provided valuable insights into shareholder views, and we heard from many shareholders that they greatly appreciated the opportunity to engage with our Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs, corporate responsibility and corporate governance practices.

Board Composition and Refreshment

On an annual basis, the Governance Committee considers the size, structure and needs of the Board, reviews possible candidates for the Board and recommends Director nominees to the Board for approval.

In selecting Director nominees, the Board considers its composition, including its diversity, and the skills, areas of expertise and experience represented. The Board also considers the Company’s current and future global business strategies, opportunities and challenges. Such considerations have resulted in the election of five new Board members over the last three years. For more information, see “Criteria for Board Membership and Director Nomination Process” beginning on page 24.

Considering the factors noted above, in 2021 the Board elected one new independent Director, Dr. Stephen L. Mayo, Bren Professor of Biology and Chemistry at California Institute of Technology. Dr. Thomas R. Cech will retire from the Board effective as of the 2021 Annual Meeting of Shareholders.

Merck & Co., Inc. 2021 Proxy Statement

Proxy Summary	9

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that:

•	our policies reflect our values and business goals;

•	we have an effective corporate governance structure; and

•	we operate in an open, honest and transparent way.

We highlight some significant aspects of our corporate governance practices below.

Independence

•  Twelve of our thirteen Director nominees are independent.

•  We have a strong independent Lead Director.

•  Our independent Directors convene regular executive sessions.

•  All four of our standing Board committees (Audit, Compensation and Benefits, Governance and Research) are comprised solely of independent Directors.

Accountability

•  Every Director stands for re-election every year.

•  Directors are elected by majority vote.

Best practices

•  Our Board of Directors as a whole, and each individual
Board committee, conducts a self-evaluation every year.

•  The Board actively engages in CEO succession planning.

•  The Board is diverse in terms of gender, ethnicity,
experience and skills.

•  Our Board policies include an express Diversity Policy.

Transparency

•  We have strong control over our political spending and disclose corporate political activity.

•  We disclose aspects of our public policy engagement.

Board oversight

•  The full Board and each individual Board committee is responsible for overseeing risk.

•  The full Board oversees corporate strategy.

Alignment with shareholder interests

•  Our officers and directors are prohibited from engaging in hedging, pledging or short sale transactions involving Company stock.

•  Executives and Directors must hold prescribed meaningful amounts of Company stock.

•  We have a robust shareholder engagement program.

•  We have a proxy access provision in our By-Laws under which shareholders who own 3% of our stock for at least three years may nominate up to 20% of the members of our Board.

•  Holders of 15% of our shares may call a special meeting.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

Compensation practices

•  We have conducted an annual say-on-pay advisory vote since 2011.

•  All incentive compensation paid to executives is subject to a clawback policy.

•  Our incentive compensation awards are designed to align pay with performance.

•  Our Compensation and Benefits Committee uses an independent compensation consultant.

Citizenship

•  We have a longstanding commitment to corporate responsibility.

•  All of our employees must adhere to a robust Code of Conduct.

Merck & Co., Inc. 2021 Proxy Statement

10	Proxy Summary

Nominees for Director (Page 32)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets and areas of expertise can be found beginning on page 32.

				Current Committee Memberships
				Audit	Compensation and Benefits	Governance	Research
Director Nominee	Age	Director Since	Title
Leslie A. Brun Lead Director	68	2008	Chairman and Chief Executive Officer, Sarr Group, LLC
Mary Ellen Coe	54	2019	President, Google Customer Solutions, Google Inc.
Pamela J. Craig	64	2015	Former Chief Financial Officer, Accenture plc
Kenneth C. Frazier Management	66	2011	Chairman and Chief Executive Officer, Merck & Co., Inc.(1)
Thomas H. Glocer	61	2007	Former Chief Executive Officer, Thomson Reuters Corporation
Risa J. Lavizzo-Mourey, M.D.	66	2020	Penn Integrates Knowledge Professor of Health Equity and Health Policy, University of Pennsylvania
Stephen L. Mayo, Ph.D.	59	2021	Bren Professor of Biology and Chemistry, California Institute of Technology
Paul B. Rothman, M.D.(2)	63	2015	Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and CEO, Johns Hopkins Medicine
Patricia F. Russo	68	1995	Chairman, Hewlett Packard Enterprise Company; Former Chief Executive Officer and Director, Alcatel-Lucent
Christine E. Seidman, M.D.	68	2020	Thomas W. Smith Professor of Medicine and Genetics, Harvard Medical School, and Director, Cardiovascular Genetics Center, Brigham and Women’s Hospital
Inge G. Thulin	67	2018	Former Chairman of the Board, President and Chief Executive Officer, 3M Company
Kathy J. Warden	49	2020	Chairman, Chief Executive Officer and President, Northrop Grumman Corporation
Peter C. Wendell	70	2003	Managing Director, Sierra Ventures
Number of Meetings in 2020				9	5	4	3

(1)

Mr. Frazier is no longer President, effective March 31, 2021, and will retire as Chief Executive Officer, effective June 30, 2021. After retiring as Chief Executive Officer, Mr. Frazier will continue as Executive Chairman of Merck for a transition period to be determined by the Board.

(2)

The Board has appointed Dr. Rothman as Chair of the Research Committee effective as of the 2021 Annual Meeting. Dr. Rothman succeeds Dr. Cech, who is retiring from the Board effective as of the 2021 Annual Meeting.

  Committee Chair

Merck & Co., Inc. 2021 Proxy Statement

Proxy Summary	11

Our 2021 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. As illustrated by the following charts, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy, includes a mixture of tenure that allows for both new perspectives and continuity and reflects the Board’s commitment to diverse perspectives.

Board Diversity and Independence
Race/Ethnicity	Gender	Independence	Tenure

Merck & Co., Inc. 2021 Proxy Statement

12
Corporate Governance

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting Merck’s daily business.

The Board has adopted corporate governance principles (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board and Board committee charters in response to changing regulatory requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at Merck are available on our website at merck.com/company-overview/leadership/board-of-
directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of Merck’s corporate governance principles

•	Merck Board Committee Charters

•	Merck Code of Conduct — Our Values and Standards

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and knowledgeably exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates Merck’s long-term success.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	13

Our Strategic Planning Cycle

Merck & Co., Inc. 2021 Proxy Statement

14	Corporate Governance Risk Oversight

Risk Oversight

The Board’s oversight of risk is an important component of the Board’s engagement on strategic planning, and the Board has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process, which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

Management has established the ERM process to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities or reputation
Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company values, ethics and policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Safety	Risks to employee, patient or community health and safety

The goal of the ERM process is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place. If the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Committee to the full Board of Directors for consideration. The Audit Committee periodically reviews the ERM process to ensure it is robust and functioning effectively.

Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Committee and the heads of business divisions, compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee. The following are examples of Board committees’ responsibilities in risk oversight:

•

the Audit Committee has primary responsibility for overseeing the Company’s risk-management program relating to cybersecurity, although, the full Board participates in periodic reviews and discussion dedicated to the Company’s cyber risks, threats and protections. The Audit Committee also oversees risk relating to finance, business integrity and Sarbanes-Oxley reporting through its interactions with the Chief Financial Officer, Chief Compliance Officer, Controller and the Head of Internal Audit;

•

the Compensation and Benefits Committee (the “C&B Committee”) and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program. When setting incentive plan targets each year, the C&B Committee is aware of the risk associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets. The C&B Committee also has oversight of the Company’s programs, policies and practices related to its management of human capital resources, including talent and diversity;

•

the Governance Committee oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees, considers the size, structure and needs of the Board, reviews possible candidates for the Board, recommends Director nominees to the Board for approval, and plays a role in corporate responsibility and compliance oversight, including in the areas of privacy, environmental health and safety and manufacturing quality systems; and

•	the Research Committee oversees the overall strategy, direction and effectiveness of the Company’s research and development operations.

The separate ERM process and Board committee approach to risk management leverage the Board’s leadership structure to ensure the Board oversees risk on both a Company-wide approach and through specific areas of competency.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Independence of Directors	15

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&B Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Kenneth C. Frazier, our Chairman and CEO, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&B Committee and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where each Director serves, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Drs. Lavizzo-Mourey, Rothman and Seidman are employed at medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Ms. Coe is employed by Google Inc., and, in 2020, the Company engaged in a purchase transaction with Google Inc. in the ordinary course of business. In addition, Mr. Thulin was employed by 3M Company until June 1, 2019, and the Company engages in routine business transactions with 3M Company. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Merck & Co., Inc. 2021 Proxy Statement

16	Corporate Governance Related Person Transactions

Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at merck.com/company-overview/leadership/board-of-directors/.

Certain Related Person Transactions

Each Director, Director nominee and executive officer of Merck annually completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction or proposed transaction with Merck or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2020, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Board Leadership Structure	17

Board Leadership Structure

The Board is highly empowered and engaged, and the independent Directors evaluate our Board leadership structure at least annually. Currently, the Board is led by Kenneth C. Frazier, who serves as the Chairman of the Board, and by Leslie A. Brun, an independent Director, who serves as the Board’s Lead Director. Mr. Frazier is currently the only non-independent Director serving on the Board, and the Board meets in executive session without Mr. Frazier at each regular Board meeting. During these executive sessions led by the independent Lead Director, the Directors discuss topics such as succession planning for the CEO, key management positions and points of follow-up with management on strategic issues. Such succession planning discussions resulted in the Board’s unanimous election of Robert M. Davis to succeed Mr. Frazier as President, effective April 1, 2021, and Chief Executive Officer, effective July 1, 2021. The Board also elected Mr. Davis as a member of the Board of Directors, effective July 1, 2021.

As part of these succession planning discussions, the Board evaluated the Board leadership structure and concluded that, following his retirement as CEO, Mr. Frazier will continue to serve on Merck’s Board of Directors as Executive Chairman for a transition period to be determined by the Board. The Board believes that having Mr. Frazier serve as Executive Chairman during this leadership transition will facilitate a smooth transition for the Company. Mr. Frazier’s years of senior management and executive leadership experience at Merck provide valuable business and cultural insight into the Company to the benefit of the Board and position Mr. Frazier to continue to provide effective Board-level leadership.

Lead Director

Merck’s independent Lead Director is appointed by the independent members of the Board of Directors to a three-year term. The position of Lead Director has a clear mandate and significant authority and responsibilities — all set out in the Policies of the Board. These include:

Board Meetings and Executive Sessions

•  The authority to call meetings of the independent members of the Board.

•  Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman/CEO.

Agendas	• Approving meeting agendas and the information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chairman and CEO.

CEO Succession	• Leading the CEO succession planning process.

In addition to a Board Chairman and an independent Lead Director, the Board of Directors has four standing committees, each of which is composed solely of independent Directors and is led by an independent chair. These standing committees are described beginning on page 18. The Board believes the Company and its shareholders are well-served by this leadership structure. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors promotes strong independent oversight of the Chairman, CEO and the rest of our management team.

Merck & Co., Inc. 2021 Proxy Statement

18	Corporate Governance Board Meetings and Committees

Board Meetings and Committees

In 2020, the Board of Directors met seven times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in 12 executive sessions in 2020. Mr. Brun, Lead Director of the Board, presided over the executive sessions. All 13 Directors/Director nominees nominated for election at the 2020 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2020.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; C&B Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All of our standing committees are governed by Board-approved charters, which are available on our website at merck.com/company-overview/leadership/board-of-directors. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As a non-independent director, Mr. Frazier is not a member of any Board committee.

Audit Committee

Pamela J. Craig Chair

  Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits and consults with management, the internal auditors and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 78 of this proxy statement) and for the approval of the annual internal audit plan as executed by the
Internal Audit organization.

The Audit Committee’s Report is included on page 78 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Appoint, evaluate and retain our independent auditors;

•   Maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•   Monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and report on these items to the Board;

•   Establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company (as described under “Shareholder Communications with the Board” on page 29 of this proxy statement); and

•   Oversee the ERM process.

Other Members Leslie A. Brun Thomas R. Cech, Ph.D.(1) Mary Ellen Coe Stephen L. Mayo, Ph.D.(2) Paul B. Rothman, M.D. Christine E. Seidman, M.D. Kathy J. Warden

Number of Meetings in 2020: 9

Financial Experts on Audit Committee

The Board has determined that each of Mr. Brun, Ms. Craig and Ms. Warden is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

(1)	Retiring from the Board effective as of the 2021 Annual Meeting.
(2)	Joined the Board of Directors on March 15, 2021.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Board Meetings and Committees	19

Compensation and Benefits Committee

Thomas H. Glocer Chair

  Overview

The C&B Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation opportunity for the Chairman and CEO and certain other officers;
evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the Compensation Discussion and
Analysis beginning on page 43. The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s total direct compensation.

The C&B Committee Report is included on page 58 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Establish and maintain a competitive portfolio of executive compensation and benefits programs designed to attract, motivate and retain the talent necessary to execute the
Company’s long-term strategic plan;

•   Discharge the Board’s responsibilities for compensating our officers;

•   Oversee/monitor

–  The competence and qualifications of our executive officers,

–  Officer succession,

–  The soundness of the organizational structure,

–  The Company’s programs, policies and practices related to its management of human capital resources including talent and diversity, and

–  Other related matters necessary to ensure the effective management of the business; and

•   Review the Compensation Discussion and Analysis for inclusion in our proxy statement.

Other Members Risa J. Lavizzo-Mourey, M.D. Patricia F. Russo Inge G. Thulin Peter C. Wendell

Number of Meetings in 2020: 5

Compensation and Benefits Committee Interlocks and Insider Participation There were no C&B Committee interlocks or insider (employee) participation during 2020.

Governance Committee

Leslie A. Brun Chair | Lead Director

  Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees. Further, the Governance
Committee annually reviews the size, structure and needs of the Board and Board committees, reviews possible candidates for the Board and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under
“Criteria for Board Membership and Director Nomination Process” beginning on page 24 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions and D&O indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•   Oversee the Board’s Incumbent Director Resignation Policy;

•   Review the Company’s: Good Manufacturing Practice compliance, including internal and external audits; Environmental, Health and Safety practices; supply chain manufacturing strategy and governance, as well as its third-party sourcing program; business continuity plans; and privacy policies and practices;

•   Review social, political and economic trends that affect our business; review the positions and strategies we pursue to influence public policy;

•   Monitor and evaluate our corporate citizenship programs and activities, including the support of charitable, political and educational organizations and political candidates and causes; and

•   Review legislative, regulatory, privacy and other matters that could impact our shareholders, customers, employees and the communities in which we operate.

Other Members Pamela J. Craig Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Patricia F. Russo Inge G. Thulin

Number of Meetings in 2020: 4

Merck & Co., Inc. 2021 Proxy Statement

20	Corporate Governance Board Meetings and Committees

Research Committee

Thomas R. Cech, Ph.D.(1) Chair

  Overview

The Research Committee oversees the overall strategy, direction and effectiveness of the
Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures and outcomes, as well as processes and procedures for identifying, evaluating and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

  The Primary Functions of this Committee are to:

•   Identify areas and activities that are critical to the success of our product and vaccine discovery, development and licensing efforts and evaluate the effectiveness of our strategies and operations in those areas;

•   Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on
modifications of strategies and operations; and

•   Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

Other Members Mary Ellen Coe Stephen L. Mayo, Ph.D.(2) Paul B. Rothman, M.D. Christine E. Seidman, M.D. Kathy J. Warden Peter C. Wendell

Number of Meetings in 2020: 3

(1)	Retiring from the Board effective as of the 2021 Annual Meeting. The Board has appointed Dr. Rothman as Chair of the Research Committee effective as of the 2021 Annual Meeting.
(2)	Joined the Board of Directors on March 15, 2021.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Compensation Consultants	21

Compensation Consultants

Role of Compensation Consultants

The C&B Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&B Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee periodically retains FW Cook to assist with a review of the Directors’ compensation program.

Independence of Compensation Consultant

The C&B Committee annually reviews the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&B Committee conducted a specific review of its relationship with FW Cook in 2020, and, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE, determined that FW Cook’s work for the C&B Committee did not raise any conflicts of interest. In making this determination, the C&B Committee reviewed information provided by FW Cook on the following factors:

•	the provision of other services to Merck by FW Cook;

•	the fees received from Merck by FW Cook as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&B Committee or any other employee of FW Cook and a member of the C&B Committee;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&B Committee or any other employee at FW Cook and an executive officer of Merck; and

•	any stock of Merck owned by any member of FW Cook’s consulting team advising the C&B Committee or any other employee at FW Cook or their immediate family members.

In particular, the C&B Committee noted that (i) FW Cook provided no other services to Merck, other than occasional assistance to the Human Resources staff arising from FW Cook’s C&B Committee-related duties; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&B Committee and the Governance Committee with executing their respective responsibilities.

Services Performed During 2020

During 2020, FW Cook supported the C&B Committee by:

•	reviewing our competitive market data with respect to the CEO’s and other senior executives’ compensation;

•	providing guidance and analysis on executive compensation plan design, market trends, regulatory developments and best practices;

•	assisting with design and setting of performance goals in the variable incentive plans;

•	assisting with compensation planning for the CEO transition announced in February 2021;
•	assisting in determining the CEO’s target TDC and payouts under the Executive Incentive Plan;

•	assisting with the preparation of public filings related to executive compensation, including the Compensation Discussion and Analysis, CEO pay ratio and the accompanying tables and footnotes; and

•	assisting with spin-off preparation including executive compensation analysis for Organon & Co. executive committee.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. In November 2020, Pay Governance performed a biennial risk assessment of our compensation programs. This report was reviewed by FW Cook and presented to the C&B Committee. The assessment indicated that our compensation programs do not create incentives for excessive risk-taking and include meaningful safeguards to mitigate compensation program risk.

Merck & Co., Inc. 2021 Proxy Statement

22	Corporate Governance Our ESG Approach

Our Environmental, Social and Governance Approach

Remaining Steadfast During a Challenging Year

Over this past year, the pandemic has shown us who we are as a company, and as individuals. The environmental, social and governance (ESG) challenges that have long been with us, from providing access to medicines to the growing impact of climate change, did not diminish as we addressed this global health crisis. In fact, their importance has grown.

We intend to emerge from this time stronger, more resilient, and more steadfast in our resolve to continue to do everything we can to serve our patients.

That is why we remain committed to being even more responsible, transparent and engaged on ESG issues than ever before, working toward a better world for our patients, for our workforce, for our environment, for shareholders, and for all of the stakeholders who depend on our Company.

One of these key ESG challenges is how our own workforce can be more representative of our patient populations and the communities in which we work. While we have been focused on diversity, equity and inclusion for decades, we recognize that there is considerably more work to be done, and we intend to continue to be a positive force for good in our society.

We plan to increase our diversity, equity and inclusion efforts through:

The Board engages with the Company’s leadership team on matters of talent and culture, including advancing diversity and inclusion efforts across the enterprise.

We remain committed to the ideals that we have long lived by, which is to create long-lasting value for our patients, employees, customers, shareholders and communities around the world.

To learn more about our ESG and corporate responsibility approach, progress and commitments, please download our

ESG Progress Report at MSDresponsibility.com.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Our ESG Approach	23

Our Focus Areas

Addressing ESG issues, such as diversity, equity and inclusion, is critical to the success of our business and helps to create long-term value for our Company. ESG and corporate responsibility are at the heart of our strategy to drive sustainable value for our patients, employees, customers, shareholders and communities.

This strategy focuses on the four areas that matter most to our business and to society:

Access to Health

Grounded in our unwavering commitment to inventing new medicines and vaccines, we apply our capabilities, capacity and expertise to identify and address unmet medical needs both now and in the future. We also recognize that, in collaboration with key stakeholders such as governments, non-governmental organizations, and communities, we have a role to play in helping to ensure that our products are accessible and affordable to those in need.

Employees

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. Cultivating a diverse, inclusive and healthy workforce that is represented across gender, race, ethnicity, faith, disability, veteran and LGBTQ status enables us to better address the needs of all patients.

Environmental Sustainability

The public health risks associated with diminishing natural resources, and a changing climate, exacerbate the spread of disease, threaten access to clean air and water, and impact the continuity of food supplies for communities around the world. This is why we remain committed to our goals to reduce our Company’s greenhouse gas (GHG) emissions, be more efficient with our product and packaging materials, minimize our water use in high-risk areas, and engage with our suppliers to do the same.

Ethics & Values

How we work matters as much as what we do. Acting responsibly, operating with integrity and respecting human rights are critical to our success. Our policies, practices and partners must reflect our values and goals to continue to provide treatments for our patients and their families in a way that is open, honest and transparent.

Merck & Co., Inc. 2021 Proxy Statement

24	Corporate Governance Criteria for Board Membership and Director Nomination Process

Criteria for Board Membership and Director Nomination Process

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise and diversity of perspectives represented by its members at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders or search consultants. In 2020, the Governance Committee retained a search firm to identify possible candidates who meet the Board’s qualifications, to interview and screen such candidates (including conducting reference checks) and to assist in scheduling candidate interviews with Board members.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	have demonstrated ability and sound judgment that usually will be based on broad experience;

•	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

•	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	be committed to building sound, long-term Company growth.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board and committee evaluations — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process. In addition to the five broad criteria listed above, the following chart highlights the background, experience and skills the Board considers for future candidates. These attributes are amply represented by our current Director nominees.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Management Succession Planning	25

Diversity

As a Company, Merck knows that diversity and inclusion are fundamental to the Company’s success and core to future innovation. As a Board, diversity is an important factor considered when identifying prospective nominees for our Board, and the Policies of the Board include a formal diversity policy. The policy reflects the Board’s longstanding commitment to ensuring that Directors represent diverse perspectives and areas of expertise important to fostering the Company’s business success. The policy provides that the Board does not discriminate against potential Directors on the basis of gender, race, age, sexual orientation or ethnic and national background and that having a board composed of diverse individuals is an important contributor to the Board’s overall effectiveness.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, New Jersey 07033 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and advancing diversity and inclusion efforts across the enterprise. The Board’s succession planning activities are strategic, long-term and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates.

This succession planning process most recently resulted in the Board’s unanimous election of Robert M. Davis to succeed Kenneth C. Frazier as President, effective April 1, 2021, and Chief Executive Officer, effective July 1, 2021. The Board also elected Mr. Davis as a member of the Board, effective July 1, 2021. The Board had an opportunity over multiple years to witness Mr. Davis’s substantial contributions to the Company and the leadership team. The Board also determined that, following his retirement as CEO, Mr. Frazier will continue to serve as Executive Chairman for a period of time to be determined by the Board. In addition to the CEO role, the Board’s succession planning resulted in the election of Dean Y. Li, M.D., Ph.D. to succeed Roger M. Perlmutter, M.D., Ph.D. as Executive Vice President and President, Merck Research Laboratories, effective January 1, 2021, and the election of Caroline Litchfield to succeed Mr. Davis as Chief Financial Officer, effective April 1, 2021.

Merck & Co., Inc. 2021 Proxy Statement

26	Corporate Governance Board Succession Planning

Board Succession Planning

The Board also considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In Director succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. In addition, the Policies of the Board provide that Directors may not be nominated for re-election to our Board after they reach the age of 72. The Board believes this policy promotes regular refreshment of the Board, and the Governance Committee considers this policy and the schedule of upcoming Director retirements in its succession planning. Such considerations have resulted in the election of five new Board members over the last three years.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness, as well as that of the four standing committees, on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement and to identify ways to enhance the overall effectiveness of the Board and its committees. The independent Lead Director leads the evaluation process. The Governance Committee also engages an independent third party periodically to manage the process to ensure it remains as thorough and transparent as possible. In 2020, the evaluation was conducted in 3 phases.

The Board evaluation process resulted in a number of recommendations, including recommendations regarding priority agenda topics for the Board to address in 2021.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Political Contributions and Lobbying Expenditure Oversight and Disclosure	27

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Merck is committed to participating constructively and responsibly in the political process. The Company advocates for public policies that foster research into innovative medicines and improve access to medicines, vaccines and health care. Our participation in the political process is guided by the following principles: encouraging innovation and improving patient access to quality healthcare. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report. In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at msdresponsibility.com/our-purpose/our-business/public-policy.

Governance and Transparency around Drug Pricing

In order to provide information about the Company’s pricing practices, the Company annually posts on its website its Pricing Transparency Report for the United States. The report provides the Company’s average annual list price, net price increases and average discounts across the Company’s U.S. portfolio dating back to 2010. In 2020, the Company’s gross U.S. sales were reduced by 45.5% as a result of rebates, discounts and returns. Our process around pricing our products includes regular presentations to the Board on drug pricing strategies. In addition, on balance, over the last few years, our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases.

Shareholder Engagement and Feedback

Merck regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of our Investor Relations department, the Office of the Secretary, the Human Resources department and the Office of Corporate Responsibility, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board.

In addition, we conduct an extensive shareholder outreach program twice a year focused on governance and executive compensation. We believe it is most productive to discuss governance and compensation issues well in advance of the Annual Meeting so management and the Board can gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the best interest of the Company. Given our large shareholder base, we concentrate our outreach efforts on our largest 30 shareholders, which represented approximately 41% of our ownership as of December 31, 2020, based on filings made by our shareholders with the SEC on or before March 5, 2021.

During 2020, we held discussions with a number of our shareholders in the spring before the Annual Meeting and once again in late fall. Our Lead Director and Chair of the Governance Committee, Leslie Brun, participated in substantive engagements with some of the Company’s shareholders. We also regularly seek to take advantage of other engagement opportunities and events.

Merck & Co., Inc. 2021 Proxy Statement

28	Corporate Governance Shareholder Engagement and Feedback

Topics Discussed with Shareholders during 2020

•  COVID-19 priorities

•  Company strategy

•  Board leadership, composition and refreshment

•  Management succession

•  Board and management diversity

•  Human capital management

•  Global access to Merck products

• Director tenure • Commitment to racial and ethnic diversity • Risk oversight • Cybersecurity • Executive compensation programs • Policy and pricing environment • Shareholder proposals	• Board evaluation process • Merck Animal Health • ESG reporting • Merck culture • Reputation • Director onboarding

Some key themes emerged as part of our various engagements as set forth below.

What We Heard	What We Did
Board composition and refreshment are important to shareholders, particularly as it pertains to diversity of individuals and perspectives.

The Directors nominated at the Annual Meeting of Shareholders represent a diverse set of perspectives, skills and expertise and consist of ~46% women and ~30% underrepresented ethnic groups as further described on pages 33-39.

Shareholders are interested to know more about how the Company is responding to the COVID-19 pandemic.	The Company dedicated a section of its website to providing this information, which can be accessed at merck.com/stories/how-we-are-responding-to-the-global-pandemic-covid-19/.
Shareholders are interested in knowing more about the Company’s approach to global tax strategy.	The Company added a public policy statement to our website at merck.com/wp-content/uploads/sites/5/2020/12/Merck-Tax-Strategy.pdf.

Proxy Access

After engaging with a number of our largest shareholders, our Board of Directors proactively amended our By-Laws in 2015 to give shareholders a right to proxy access for Director nominations. Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at merck.com/company-overview/leadership/board-of-directors.

Merck & Co., Inc. 2021 Proxy Statement

Corporate Governance Shareholder Communications with the Board	29

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by writing to the following address:

Board of Directors

Merck & Co., Inc.

2000 Galloping Hill Road, K1-4157

Kenilworth, NJ 07033 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&B Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct — Our Values and Standards.

The Merck Code of Conduct is available on our website at merck.com/company-overview/culture-and-values/code-of-conduct/values-and-standards .

Merck & Co., Inc. 2021 Proxy Statement

30

Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. As of February 28, 2021, 2,530,387,725 shares of Merck common stock were issued and outstanding. Unless otherwise noted, the information is stated as of February 28, 2021, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 2000 Galloping Hill Road, Kenilworth, New Jersey 07033.

	Company Common Stock
Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Right to Acquire Beneficial Ownership Under Options/ Stock Units Exercisable/Distributable Within 60 Days(3)	Percent of Class	Phantom Stock Units(4)

Kenneth C. Frazier	591,035	3,745,549	*	—

Leslie A. Brun	1,948	—	*	46,685

Thomas R. Cech, Ph.D.(5)	100	—	*	41,178

Mary Ellen Coe	10	—	*	7,915

Pamela J. Craig	1,715	—	*	16,744

Thomas H. Glocer	5,100	—	*	72,660

Risa J. Lavizzo-Mourey, M.D.	1,000	—	*	2,535

Paul B. Rothman, M.D.	100	—	*	16,744

Patricia F. Russo	13,148	—	*	39,422

Christine E. Seidman, M.D.	100	—	*	3,298

Inge G. Thulin	100	—	*	10,567

Kathy J. Warden	500	—	*	2,652

Peter C. Wendell	1,000	—	*	100,156

Sanat Chattopadhyay	93,145	332,437	*	14,452

Robert M. Davis	217,696	292,968	*	—

Roger M. Perlmutter, M.D., Ph.D.	264,042	1,027,713	*	—

Jennifer Zachary	30,947	70,905	*	—

All Directors and Executive Officers as a Group (26 individuals)	1,574,193	6,514,047	*	377,205

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	Dr. Mayo was elected to the Board effective March 15, 2021 and is not included in this table.

(2)

Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for the accounts of individuals as follows: Mr. Frazier — 4,240 shares, and all Directors and executive officers as a group — 8,780 shares.

(3)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2021, through the exercise of outstanding stock options.

(4)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.

(5)	Dr. Cech is retiring from the Board effective as of the 2021 Annual Meeting of Shareholders.

Merck & Co., Inc. 2021 Proxy Statement

Stock Ownership Information Stock Ownership of Certain Beneficial Owners	31

Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2020. As of December 31, 2020, 2,530,226,327 shares of Merck common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	208,410,644(1)	8.24%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	196,213,804(2)	7.80%

(1)

As reported on Amendment No. 6 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 10, 2021. According to the Vanguard filing, of the 208,410,644 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”), as of December 31, 2020, Vanguard has the shared power to vote or direct the vote with respect to 4,443,143 shares, sole power to dispose or to direct the disposition of 196,891,790 shares, and shared power to dispose or to direct the disposition of 11,518,854 shares.

(2)

As reported on Amendment No. 11 to Schedule 13G (the “BlackRock filing”) filed with the SEC on February 5, 2021. According to the BlackRock filing, of the 196,213,804 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2020, BlackRock has the sole power to vote or direct the vote with respect to 169,601,846 shares and sole power to dispose or to direct the disposition of 196,213,804 shares.

Merck & Co., Inc. 2021 Proxy Statement

32
Proposal 1 Election of Directors

The Board has recommended 13 nominees for election as Directors at the 2021 Annual Meeting of Shareholders: Mr. Leslie A. Brun, Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, Ms. Kathy J. Warden and Mr. Peter C. Wendell. All nominees, other than Mr. Frazier, our Chief Executive Officer, satisfy the NYSE independence requirements.

Dr. Mayo was elected to the Board effective March 15, 2021 to serve until the 2021 Annual Meeting and to stand for election by shareholders at the meeting. All other nominees were elected by the shareholders at the 2020 Annual Meeting. Dr. Mayo was first identified as a possible Director candidate by the Chair of the Research Committee. Dr. Mayo was recommended to the Board by the Governance Committee and met with various members of the Board leading up to his election.

Dr. Thomas R. Cech will retire from the Board effective as of the 2021 Annual Meeting. Dr. Cech has brought extensive scientific expertise since joining the Board in 2009.

All of the Director nominees named in this proxy statement meet the Board’s criteria for membership and were recommended by the Governance Committee for election by shareholders at the 2021 Annual Meeting. All of the nominees hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our nominees have demonstrated their leadership, intellect and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at Merck. Their varied roles and experiences reflect a diversity of perspectives, skills and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2022 Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

Any nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board, which must act on the recommendation no later than 90 days following certification of the shareholder vote.

If any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the size of the Board.

There are no family relationships among Merck’s executive officers and Directors.

We provide below biographical information for each Director nominee, including key experience, qualifications and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

Merck & Co., Inc. 2021 Proxy Statement

Proposal 1 Election of Directors	33

Leslie A. Brun Independent Lead Director
Age: 68

Director Since: 2008

Committees:

Audit	Governance (Chair)

Experience

Mr. Brun has extensive management, investment banking, commercial banking and financial advisory experience in a highly-regulated industry, as well as demonstrated success throughout his tenure as the Chairman and CEO of Sarr Group, LLC and Chairman, CEO and founder of Hamilton Lane. Mr. Brun’s depth of financial expertise also derives from his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank. In addition, his directorships at other public companies, including service as the Non-executive Chairman of CDK Global, Inc. and Lead Director of Broadridge Financial Solutions, Inc. provide him with extensive experience on corporate governance issues.

Career Highlights

Sarr Group, LLC, an investment holding company

•  Chairman and Chief Executive Officer (2006-present)

G100 Companies, executive and educational convening organization

•  Senior Advisor (2016-present)

CCMP Capital Advisors, LLC, global private equity firm

•  Managing Director and Head of Investor Relations (2011-2013)

Hamilton Lane, private equity firm

•  Chairman and Chief Executive Officer (1991-2005)

Other Public Directorships

Current

•  Broadridge Financial Solutions, Inc.
(since 2007), Non-executive Chairman (2011-2019)

•  CDK Global, Inc. (since 2014),
Non-executive Chairman (2014)

•  Corning Incorporated (since 2018)

Former

•  Hewlett Packard Enterprise Company (2015-2017)

Mary Ellen Coe Independent
Age: 54

Director Since: 2019

Committees:

Audit	Research

Experience

Ms. Coe has a deep understanding of the digital landscape, as well as global strategy and operations, due to her experience as a senior leader at Google Inc. She also has extensive consumer marketing and sales expertise from her leadership position at McKinsey and other global marketing consulting firms.

Career Highlights
Google Inc. • President, Google Customer Solutions (2017-present) • Vice President, Go-to-Market Operations and Strategy (2012-2017)
Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc. 2021 Proxy Statement

34	Proposal 1 Election of Directors

Pamela J. Craig Independent
Age: 64

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as a member of the Audit and Science/Technology/Sustainability Committees of 3M Company, and as chair of the Technology Committee and a member of the Compensation Committee of Progressive Insurance, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services and outsourcing company

•  Chief Financial Officer (2006-2013)

•  Senior Vice President, Finance (2004-2006)

•  Group Director, Business Operations and Services (2003-2004)

•  Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • 3M Company Inc. (since 2019) • Progressive Insurance (since 2018) Former • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

Kenneth C. Frazier Management
Age: 66

Director Since: 2011

Experience

Mr. Frazier has broad managerial and operational expertise and deep institutional knowledge, as well as a track record of achievement, integrity and sound judgment demonstrated prior to, and during, his long tenure with Merck. In addition, his role as the Chair of the Board Affairs Committee of Exxon Mobil Corporation has provided him with important experience on governance issues facing public companies.

Career Highlights

Merck & Co., Inc.

•  Chairman and Chief Executive Officer (2011-present)

•  President (2010-2021)(1)

•  Executive Vice President and President, Global Human Health (2007-2010)

•  Executive Vice President and General Counsel (2006-2007)

•  Senior Vice President and General Counsel (1999-2006)

Other Public Directorships

Current • Exxon Mobil Corporation (since 2009) Former • None

(1)

Mr. Frazier is no longer President, effective March 31, 2021, and will retire as Chief Executive Officer, effective June 30, 2021. After retiring as Chief Executive Officer, Mr. Frazier will continue as Executive Chairman for a transition period to be determined by the Board.

Merck & Co., Inc. 2021 Proxy Statement

Proposal 1 Election of Directors	35

Thomas H. Glocer Independent
Age: 61

Director Since: 2007

Committees:

Compensation and Benefits (Chair)	Governance

Experience

Mr. Glocer has extensive management, operational, technology and international business expertise, including his history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Operations and Technology Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•  Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•  Chief Executive Officer (2008-2011)

•  Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (since 2013) • Publicis Groupe (since 2016) Former • None

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 66

Director Since: 2020

Committees:

Compensation and Benefits	Governance

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as the PIK Professor of Health Equity and Health Policy and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital and talent development expertise. In addition, her directorships at other public companies, including her service as Chair of the Governance Committee at GE and her previous service as Chair of the Compensation and Management Development Committee at Hess Corporation, provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•  Penn Integrates Knowledge Professor of Health Equity and Health Policy (2018-present)

Robert Wood Johnson Foundation

•  President Emerita (2017-present)

•  President and Chief Executive Officer (2003-2017)

•  Senior Vice President and Director (2001-2002)

Other Public Directorships

Current • General Electric Company (since 2017) • Intel Corporation (since 2018) Former • Hess Corporation (2004-2020)

Merck & Co., Inc. 2021 Proxy Statement

36	Proposal 1 Election of Directors

Stephen L. Mayo, Ph.D. Independent
Age: 59

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science.

Career Highlights

California Institute of Technology

•  Bren Professor of Biology and Chemistry (2007–present)

•  Chair, Division of Biology and Biological Engineering (2010–2020)

•  Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute,

non-profit medical research organization

•  Investigator (1994–2007)

Other Public Directorships

Current • None Former • None

Paul B. Rothman, M.D. Independent
Age: 63

Director Since: 2015

Committees:

Audit	Research (Chair)(1)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his positions as the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and his past experience as Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. In addition, his vast operational and management experience of a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment.

Career Highlights

Johns Hopkins University

•  Dean of the Medical Faculty and Vice President for Medicine (2012-present)

Johns Hopkins Medicine

•  Chief Executive Officer (2012-present)

Carver College of Medicine at the University of Iowa

•  Dean (2008-2012)

•  Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • None Former • None

(1)

The Board has appointed Dr. Rothman as Chair of the Research Committee effective as of the 2021 Annual Meeting. Dr. Rothman will succeed Dr. Cech, who is retiring from the Board effective as of the 2021 Annual Meeting.

Merck & Co., Inc. 2021 Proxy Statement

Proposal 1 Election of Directors	37

Patricia F. Russo Independent
Age: 68

Director Since: 1995(1)

Committees:

Compensation and Benefits	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chairman of Hewlett Packard Enterprise Company and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•  Non-executive Chairman (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•  Chief Executive Officer and Director (2006-2008)

•  Chairman, Lucent Technologies Inc. (2003-2006)

•  President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (since 2009)

•  Hewlett Packard Enterprise Company (since 2015), Non-executive Chairman (2015)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (since 2011)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when the Company became Merck & Co., Inc.

Christine E. Seidman, M.D. Independent
Age: 68

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry, including being the Thomas W. Smith Professor of Medicine and Genetics at Harvard Medical School and the director of the Cardiovascular Genetics Center. In addition, her role leading the Seidman Laboratory, a research laboratory that focuses on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk, provides Dr. Seidman with managerial experience relevant to scientific research. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences and the National Academy of Medicine.

Awards

•  The Ray C. Fish Award for Scientific Achievement (2020)

•  American Heart Association Medal for Genomic and Precision Medicine (2019)

•  Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•  Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•  Professor of Genetics and Medicine (1998-2005)

•  Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994-present)

Brigham and Women’s Hospital

•  Director, Cardiovascular Genetics Center (1992-present)

•  Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2021 Proxy Statement

38	Proposal 1 Election of Directors

Inge G. Thulin Independent
Age: 67

Director Since: 2018

Committees:

Compensation and Benefits	Governance

Experience

Mr. Thulin has extensive management, operational, technology and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•  Executive Chairman (2018-2019)

•  Chairman, President and Chief Executive Officer (2012-2018)

•  President and Chief Executive Officer (2012)

•  Executive Vice President and Chief Operating Officer (2011-2012)

•  Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019)

Kathy J. Warden Independent
Age: 49

Director Since: 2020

Committees:

Audit	Research

Experience

Ms. Warden has broad experience in operational leadership at Northrop Grumman Corporation, an innovative company using science, technology and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a member of the Board of Visitors of James Madison University and a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•  Chairman, Chief Executive Officer and President (2019-present)

•  President and Chief Operating Officer (2018)

•  Corporate Vice President and President, Mission System Sector (2016-2017)

•  Corporate Vice President and President, Information Systems Sector (2013-2015)

•  Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (since 2018) Former • None

Merck & Co., Inc. 2021 Proxy Statement

Proposal 1 Election of Directors	39

Peter C. Wendell Independent
Age: 70

Director Since: 2003

Committees:

Compensation and Benefits	Research

Experience

Mr. Wendell has extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his service as a board member and Senior Advisor at WestBridge Capital, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the Princeton University endowment.

Career Highlights
Sierra Ventures, technology-oriented venture capital firm • Managing Director (1982-present) Stanford University • Faculty, Stanford University Graduate School of Business (1991-present)
Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2021 Proxy Statement

40

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2020, non-employee Directors were compensated for their Board service as shown in the chart below.

2020 Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$ 120,000
Annual Mandatory Deferral	$ 200,000 credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$ 30,000 for the Audit Committee(2)
$ 20,000 for the Governance Committee(3)
$ 20,000 for the Compensation and Benefits Committee
$ 20,000 for the Research Committee
Audit Committee Member Retainer	$ 10,000(2)
Lead Director Retainer	$ 40,000(3)

(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the committee charter. As a result of the combined responsibility, the Lead Director retainer totals $60,000 in the aggregate.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at the Annual Meeting of Shareholders, each Director will receive a credit valued at $200,000 in the form of phantom shares denominated in Merck common stock to the Director’s account under the Directors’ Deferral Plan. Directors who join the Board after that date are credited with a pro-rata portion. All distributions from the Directors’ deferred account are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Merck common stock. Directors must attain a target Merck common stock ownership level having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Merck common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances.

As of December 31, 2020, all Directors serving at least two years have either met or exceeded these stock ownership requirements. Dr. Seidman and Ms. Warden joined the Board effective March 16, 2020, Dr. Lavizzo-Mourey joined the Board effective May 26, 2020 and Dr. Mayo joined the Board effective March 15, 2021. Each of these Directors is making progress toward meeting the stock ownership guidelines.

Merck & Co., Inc. 2021 Proxy Statement

Director Compensation 2020 Director Compensation	41

2020 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2020.

Mr. Frazier is the only Director who is an officer and employee of the Company, and he does not receive any additional compensation for his Board service.

	Director Compensation for Fiscal Year Ended December 31, 2020
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(4)	All Other Compensation ($)(5)		Total ($)

Leslie A. Brun	$190,000	—	$200,000		$390,000

Thomas R. Cech, Ph.D.	150,000	—	229,940		379,940

Mary Ellen Coe	130,000	—	200,000		330,000

Pamela J. Craig	150,000	—	230,000		380,000

Thomas H. Glocer	140,000	—	225,000		365,000

Risa J. Lavizzo-Mourey, M.D.(2)	71,868	—	201,000		272,868

Rochelle B. Lazarus(3)	50,000	—	—		50,000

Paul B. Rothman, M.D.	130,000	—	230,000		360,000

Patricia F. Russo	120,000	—	200,000		320,000

Christine E. Seidman, M.D.(2)	103,091	—	207,957	(6)	311,048

Inge G. Thulin	120,000	—	200,000		320,000

Kathy J. Warden(2)	103,091	—	207,957	(6)	311,048

Wendell P. Weeks(3)	50,000	—	30,000		80,000

Peter C. Wendell	120,000	—	230,000		350,000

(1)	Dr. Mayo was elected to the Board effective March 15, 2021 and is not included in this table.

(2)	Dr. Seidman and Ms. Warden were elected to the Board effective March 16, 2020. Dr. Lavizzo-Mourey was elected to the Board effective May 26, 2020.

(3)	Ms. Lazarus retired from the Board effective May 26, 2020. Mr. Weeks did not stand for re-election to the Board in 2020.

(4)

No grants have been made under the 2010 Non-Employee Directors Stock Option Plan since 2011 and no further grants are permitted. On December 31, 2020, there were no option awards outstanding for any Director who served during 2020.

(5)

Represents credits in the form of deferred stock units (phantom shares) of Merck common stock to the Directors’ Deferral Plan. Ms. Lazarus did not receive a credit to the Directors’ Deferral Plan because she retired from the Board at the 2020 Annual Meeting of Shareholders, which occurred prior to the award date. Mr. Weeks did not receive a credit to the Directors’ Deferral Plan because he did not stand for re-election to the Board at the 2020 Annual Meeting of Shareholders.

Figures also include charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Cech	$29,940

Craig	30,000

Glocer	25,000

Lavizzo-Mourey	1,000

Rothman	30,000

Weeks	30,000

Wendell	30,000
(6)

During 2020, Dr. Seidman and Ms. Warden received a prorated portion of the 2019 credit under the Directors’ Deferral Plan when they joined the Board on March 16, 2020, as well as the full 2020 portion.

Merck & Co., Inc. 2021 Proxy Statement

42
Proposal 2 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on page 43. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2020, approximately 92% and 81%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&B Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 45 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2021 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 43-76 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&B Committee or the Board and will not be construed as overruling any decision by management, the C&B Committee or the Board. However, the Board and the C&B Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2020, shareholders continued their support of our executive compensation programs with approximately 92% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2017 Annual Meeting, our shareholders voted in support of annual advisory votes on future executive compensation proposals. The Board has adopted a practice providing for annual say-on-pay advisory votes. The Board expects that the next say-on-pay vote will occur in 2022.

Merck & Co., Inc. 2021 Proxy Statement

43
Compensation Discussion and Analysis

This CD&A describes the material elements of compensation for our 2020 Named Executive Officers.

Executive Summary

2020 presented a public health challenge that put significant strain on health care systems and economies around the world. Our Company’s mission is to save and improve lives, and we quickly pivoted our strategic priorities to focus our resources on a pandemic response that would protect the health and safety of our employees and patients, sustain the supply of our medicines and vaccines and employ our scientific capabilities to help advance multiple research efforts to address SARS-CoV-2/COVID-19. Working closely with governments, public health agencies and other stakeholders around the world, we also focused our efforts on investing in communities hardest hit by the pandemic, streamlining our patient assistance programs and encouraging our clinically trained employees to volunteer in healthcare settings that faced staff shortages.

While COVID-19 created significant headwinds for our business, our efforts and underlying business strength enabled us to deliver 2% year-over-year sales growth (4% excluding the impact of currency exchange), while absorbing an approximate $2.5B negative impact on revenue resulting from the COVID-19 pandemic. Although we fell short of our Revenue and Pre-Tax Income targets for our 2020 Scorecard, our Pipeline performance remained strong with a number of meaningful advancements resulting in a payout of 87% of target for NEOs and other incentive plan participants. We continued to secure additional approvals for KEYTRUDA, both as monotherapy and as part of combination therapy, further establishing it as a foundational medicine in immuno-oncology therapeutics. KEYTRUDA became the first anti-PD-1 therapy approved for certain patients with high-risk, non-muscle invasive bladder cancer, the first single agent for first-line treatment for unresectable or metastatic MSI-H or dMMR colorectal cancer and, with its approval in advanced triple-negative breast cancer, is now approved in the U.S. in 16 tumor types. In China, KEYTRUDA was the first anti-PD-1 approved for esophageal cancer. The FDA granted accelerated approval of GARDASIL 9 for the prevention of certain HPV-related head and neck cancers, an important milestone supporting cancer prevention efforts. The Company also advanced two scientific programs in an effort to help combat SARS-CoV-2: MK-4482, an orally available antiviral candidate for the treatment of COVID-19 that we are developing in collaboration with Ridgeback Biotherapeutics LP, and MK-7110, a therapeutic candidate for the treatment of patients hospitalized with COVID-19 that we obtained through our acquisition of OncoImmune. We also continued to actively supplement our pipeline and portfolio by completing ~120 business development transactions.

As we enter 2021, we are focused on maintaining our momentum during a period of significant opportunity and transition. As part of the Board’s long-term and strategic succession planning, the Board unanimously elected Robert M. Davis to succeed Kenneth C. Frazier as the Company’s President, effective April 1, 2021, and Chief Executive Officer, effective July 1, 2021. The Board also elected Mr. Davis as a Board member, effective July 1, 2021. Mr. Frazier will continue to serve on the Board as Executive Chairman for a transition period to be determined by the Board. In addition to the CEO role, the Board’s succession planning resulted in the election of Dean Y. Li, M.D., Ph.D. to succeed Roger M. Perlmutter, M.D., Ph.D. as Executive Vice President and President, Merck Research Laboratories, effective January 1, 2021, and the election of Caroline Litchfield to succeed Mr. Davis as CFO, effective April 1, 2021.

Scorecard Performance 2020(1)

Financial Performance

	Target($B)	Actual($B)	Weighting%	Score%
Revenue	$49.60	$48.23	40%	72%
Pre-Tax Income	$17.60	$16.92	40%	73%
Non-Financial Performance
Pipeline			20%	146%
Overall Payout				87%

PSU Performance (2018–2020)(1)

	Peer Median	Merck	Result	Weighting	Payout

3-Year R-TSR	10.10%	16.40%	132%	50%	66%

	Target($B)	Actual($B)	Result	Weighting	Payout

3-Year Cum. OCF	$40.70	$45.60	200%	25%	50%

3-Year Cum. EPS	$13.32	$15.05	200%	25%	50%

Overall Payout				100%	166%

(1) Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

Merck & Co., Inc. 2021 Proxy Statement

44	Compensation Discussion and Analysis Executive Compensation Program Objectives and Strategy

Executive Compensation Program Objectives and Strategy

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation to foster innovation. Ultimately, the work we do has an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	It generally takes 10 to 15 years to discover, develop, and bring a new product to market.

Our Executive Compensation Program Must Address the Industry Environment We Operate Within, Be Market-Competitive and Pay For Performance

We strive to balance the need to deliver market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain and motivate talent and align with our pay-for-performance objectives.

Our executive compensation program must…

Support our efforts to attract and retain the brightest and most innovative minds in business, research and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will benefit long-term value.

Reward our executives based on the achievement of sustained financial and operating performance and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

Variable Compensation Is a Critical Component of Our Pay-For-Performance Objectives

Annual Cash Incentive

The Company Scorecard (described in more detail on page 51) focuses on our most critical business drivers — Revenue, Pre-Tax Income and Pipeline accomplishments — and is used to determine the payout for our annual incentive for all employees, including our NEOs under the Executive Incentive Plan. Our Scorecard performance for 2020 resulted in below-target achievement of 87% largely due to the negative impact of the COVID-19 pandemic on our financial results. Despite the negative impact of COVID-19 on our performance, no discretionary adjustments were made to our goals.

Long-Term Incentive

The long-term incentive program provides our NEOs with the opportunity to own Merck stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

For the 2018-2020 performance period (described in more detail on page 54), PSUs paid out at 166% based on achievement of cumulative three-year OCF, cumulative three-year EPS and R-TSR metrics during the performance period, weighted at 25%, 25% and 50%, respectively.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis Compensation Policies and Practices	45

Say-on-Pay Advisory Vote

In 2020, shareholders continued their support for our executive compensation programs with approximately 92% of the votes cast in favor of the say-on-pay proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&B Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders. No significant changes were made to our executive compensation program in 2020 as a direct result of the most recent say-on-pay vote; however, our PSU program design was adjusted for grants made beginning in 2020, as described on page 53.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices over time:

We do…	We do not…

Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

  Allow Directors and management employees, including officers, to engage in transactions involving short sales, publicly traded options, hedging or pledging of Company stock

  Grant time-vested RSUs to NEOs as part of the annual LTI program

  Grant stock options with an exercise price less than fair market value

  Re-price underwater stock options without shareholder approval

  Pay tax gross-ups on any payments made in connection with a change in control event

Utilize a total shareholder return metric in the PSU program to align the payout with long-term stock performance and shareholder experience
Provide dividend equivalents only on earned Restricted Stock Units ("RSUs") and PSUs
Monitor LTI program share utilization regularly relative to both industry standards and versus our pharmaceutical and supplemental peer groups
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Offer limited perquisites that are supported by business interests
Include caps on annual cash incentive and PSU program payouts
Retain an independent compensation consultant that reports directly to the C&B Committee
Maintain robust stock ownership requirements and share retention policies
Maintain an incentive recoupment (i.e., clawback) policy
Conduct assessments to identify and mitigate risk in our compensation programs

Avoid employment agreements

Merck & Co., Inc. 2021 Proxy Statement

46	Compensation Discussion and Analysis Peer Groups

Peer Groups

Merck’s Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a Peer Group of large multinational pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2020, the C&B Committee reviewed the survey results, which consisted of the following Peer companies with which Merck competes to attract talented, high-performing executives:

Primary Peer Group Companies AbbVie Amgen AstraZeneca Bristol-Myers Squibb Eli Lilly GlaxoSmithKline Johnson & Johnson Novartis Pfizer Roche Holding AG Sanofi All numbers as of 12/31/2020

Merck’s Supplemental Peer Group

In addition to the pharmaceutical Peer Group described above, we also use a Supplemental Peer Group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design and stock ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies and practices.

Supplemental Peer Group Companies(1)
3M Apple Boeing Caterpillar Chevron Cisco Coca-Cola Dow ExxonMobil Home Depot IBM Intel	Johnson & Johnson McDonald’s Microsoft Nike Pfizer Procter & Gamble UnitedHealth Group Verizon Visa Walgreens Walmart Walt Disney

(1)   Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2020. United Technologies is excluded; data not available as of 12/31/2020 as a result of April 3, 2020 merger with Raytheon Technologies Corporation.

All numbers as of 12/31/2020

Our overarching strategy is to position our executives’ target TDC at the median, on average, with variability by individual executive based on scope and complexity of role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and that overall costs and share dilution are reasonable and sustainable relative to market practices.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis Detailed Discussion and Analysis	47

Detailed Discussion and Analysis

Further information regarding our 2020 Named Executive Officers and the material elements of their compensation is described below.

Compensation Decisions for 2020
Kenneth C. Frazier Chairman and Chief Executive Officer(1)	• Increased base salary by 1.8% • Maintained annual incentive target percentage • Increased LTI target by $750,000 • Changes resulted in increased target TDC of 4.3%
Age: 66

Tenure*: 29 Years

(1)   As announced on February 4, 2021, Mr. Frazier is no longer President, effective March 31, 2021, and will retire as Chief Executive Officer, effective June 30, 2021. After retiring as Chief Executive Officer, Mr. Frazier will continue as Executive Chairman of Merck for a transition period to be determined by the Board.

Compensation Decisions for 2020
Robert M. Davis President and Former Chief Financial Officer(1)	• Increased base salary by 3.0% • Maintained annual incentive target percentage • Maintained LTI target • Changes resulted in increased target TDC of 1.1%
Age: 54

Tenure*: 7 Years

(1)   As announced on February 4, 2021, Mr. Davis was promoted from Executive Vice President, Global Services and Chief Financial Officer to President, effective April 1, 2021, and will become Chief Executive Officer and a member of the Board, effective July 1, 2021.

* Length of tenure is rounded.

Merck & Co., Inc. 2021 Proxy Statement

48	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2020
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	• Increased base salary by 13.8% • Maintained annual incentive target percentage • Increased LTI target by $500,000 • Changes resulted in increased target TDC of 18.8%
Age: 61

Tenure*: 11 Years

Compensation Decisions for 2020
Roger M. Perlmutter, M.D., Ph.D. Former Executive Vice President and President, Merck Research Laboratories(1)	• Increased base salary by 3.0% • Maintained annual incentive target percentage • Maintained LTI target • Changes resulted in increased target TDC of 1.0%
Age: 68

Tenure*: 12 Years

(1)   Dr. Perlmutter retired as Executive Vice President and President, Merck Research Laboratories, effective December 31, 2020, and will remain as Non-Executive Director, Merck Research Laboratories through mid-2021.

Compensation Decisions for 2020
Jennifer Zachary Executive Vice President, General Counsel and Corporate Secretary	• Increased base salary by 5.0% • Maintained annual incentive target percentage • Increased LTI target by $150,000 • Changes resulted in increased target TDC of 5.8%
Age: 43

Tenure*: 3 Years

* Length of tenure is rounded.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis The Elements of 2020 Compensation	49

The Elements of 2020 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•  Top and bottom-line performance that meets or exceeds consensus and management expectations

•  Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•  Decision-making that yields long-term value creation for shareholders

•  Targeted growth strategy, consistently seeking opportunities that complement or supplement our portfolio in Oncology, Vaccines, Hospital and Animal Health

•  Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance and pipeline advancement which leads to longer-term revenue opportunities

•  Long-term incentive comprised of a mix of performance share units and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•  Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•  Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and supplemental peer groups, which include the largest pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services

•  Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, demonstrated performance over time and other factors

*Rounded.

The C&B Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO. The C&B Committee determines compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership and performance and competitive positioning as compared to our pharmaceutical and supplemental peer groups as described in more detail on page 46.

Additional details regarding the roles and responsibilities of the C&B Committee are provided beginning on page 19.

Merck & Co., Inc. 2021 Proxy Statement

50	Compensation Discussion and Analysis The Elements of 2020 Compensation

Base Salary

The C&B Committee must balance
the need to deliver a competitive
level of base salary with ensuring the
appropriate mix of fixed to variable
compensation for each NEO.

As shown in the table, adjustments
were made to base salaries in 2020.
All adjustments were based on
Merck’s U.S. salary increase budget
for all employees, including the NEOs.

Named Executive Officer	Annual Base Salary Increase %	Market Adjustment %	Base Salary Effective March 2020
Frazier	1.8%	No change	$1,700,000
Davis	3.0	No change	1,114,608
Chattopadhyay	3.0	10.8%	825,000
Perlmutter	3.0	No change	1,193,602
Zachary	3.0	2.0	918,750

Annual Cash Incentive

The NEOs participate in the
shareholder-approved Executive
Incentive Plan (“EIP”).

Award amounts under the EIP are
determined based upon achievement
of Company performance measures
as reflected by the Company
Scorecard. The overall EIP award fund
cannot exceed 200% of the
aggregate total target incentive
amount for all participants. The
maximum award amount for each
NEO for 2020, excluding the impact
of the Scorecard, is listed in the
Grants of Plan-Based Awards table on
page 63.

No changes were made to EIP targets
for the 2020 performance period as
shown in the table.

Named Executive Officer	2019 Target Annual Incentive % of Base Salary	2020 Target Annual Incentive % of Base Salary
Frazier	150%	150%
Davis	105	105
Chattopadhyay	90	90
Perlmutter	105	105
Zachary	95	95

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis The Elements of 2020 Compensation	51

2020 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important long-term strategic drivers of sustainable value creation tied to our research and development pipeline — each of which is measured in the context of compliance, health, safety and environmental outcomes. Revenue and Pre-Tax Income are equally weighted at 40% each based on the C&B Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure that we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals.

As indicated above, the threshold and stretch Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the head of Merck Research Laboratories, reviewed by the Research Committee and approved by the C&B Committee. Failure to achieve threshold performance on any of the metrics would result in forfeiture of the entire opportunity for that metric. If the combined results of the three metrics do not total at least 50, the entire opportunity would be forfeited (i.e., there would be no payout). The overall results of the Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework of adjustments to our reported financial results for incentive program purposes approved by the C&B Committee to accurately reflect the operating performance of our business. For further explanation of these adjustments, please refer to Appendix B on page 93. The Scorecard structure and results are summarized below.

2020 Company Scorecard (1)

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

Revenue:

Reported revenue of $47.99B was adjusted to $48.23B to remove the negative impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the impact of business development transactions (consistent with plan design and past practice). This result fell below our internal Revenue target of $49.60B largely due to the negative impact of the COVID-19 pandemic on our financial results.

Pre-Tax Income:

Reported Pre-Tax Income of $17.86B was adjusted to $16.92B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan), the impact of gains/losses from equity securities and the effect of certain business development transactions (consistent with plan design and past practice). This result fell below our internal Pre-Tax Income target of $17.60B largely due to the negative impact of the COVID-19 pandemic on our financial results.

Merck & Co., Inc. 2021 Proxy Statement

52	Compensation Discussion and Analysis The Elements of 2020 Compensation

2020 Annual Incentive Payouts

The table below shows the 2020 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

Named Executive Officer 2020 Annual Incentive Payments

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/20) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)
Frazier	$1,700,000	150%	$2,550,000	87%	$2,218,500
Davis	1,114,608	105	1,170,338	87	1,018,194
Chattopadhyay	825,000	90	742,500	87	645,975
Perlmutter	1,193,602	105	1,253,282	87	1,090,355
Zachary	918,750	95	872,813	87	759,347

Long-Term Equity Incentives

2020 Equity Award Mix

We use two long-term incentive vehicles to ensure that our LTI program remains balanced, sustainable and supportive of its objectives over a multi-year period.

Performance Share Units
PSUs link realized compensation value to the achievement of critical financial and operational objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

Current LTI Grant Practices

All grants to executive officers are approved by the C&B Committee, and in the case of our CEO, recommended by the C&B Committee and approved by the independent members of the Board of Directors. Annual PSU grants (with a 3-year performance period) are generally made on the last business day in March and annual stock option grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to executive officers on the third business day following the announcement of quarterly earnings generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&B Committee reserves the right to change the date when grants are made, in view of its responsibility to consider all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or date of a particular event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis The Elements of 2020 Compensation	53

2020 LTI Grant Values

The 2020 annual LTI grant values for the CEO and other NEOs as compared to the prior year are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 63. The LTI grant value for Mr. Frazier was increased by the Board to recognize sustained performance and leadership. LTI values for Mr. Chattopadhyay and Ms. Zachary were increased by the C&B Committee to strengthen their competitive market positioning versus our pharmaceutical peer group and to recognize their impact.

	Target Grant Value(1)
Named Executive Officer	2019	2020	Increase in Target Grant Value

Frazier	$15,000,000	$15,750,000	+$750,000

Davis	4,000,000	4,000,000	0

Chattopadhyay	2,300,000	2,800,000	+500,000

Perlmutter	5,000,000	5,000,000	0

Zachary	2,350,000	2,500,000	+150,000

(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with FASB ASC Topic 718 and SEC disclosure rules which consider factors other than share price.

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most applicable to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&B Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors including management, Board and external expectations and aspirations of our long-term performance. R-TSR performance versus our peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of our pharmaceutical peer group. Each percentage point of outperformance or underperformance versus the median modifies the earned award by +/-5 percentage points. In the event of underperformance by more than 10 percentage points, there will not be a payout on the R-TSR portion of the award. In the event of outperformance, the payout on the R-TSR portion of the award cannot exceed 200%. If R-TSR is negative, the payout on this portion of the award cannot exceed 100%, even if our R-TSR outperforms the median of the peer group.

The 2018 PSU program ended at the end of 2020 and the payout is described on the following page. We currently have three in-progress PSU programs. The 2019 PSU program is linked to three-year cumulative EPS and OCF and three-year R-TSR. Beginning in 2020, we removed the OCF metric and increased the weighting of EPS to streamline our program design, focusing on a single earnings metric. Additionally, due to the complexities associated with disentangling a multi-year financial plan for our Organon business in the event of a successful spinoff (currently planned for late in the second quarter of 2021), we adjusted the design for the 2019, 2020 and 2021 programs as further described in the table below. Assuming the spinoff occurs in 2021 as planned, we intend to revert to a three-year cumulative EPS and R-TSR design in 2022, with 50% tied to EPS and 50% tied to R-TSR.

Program Performance Period	Program Design	Program Design if Organon Spinoff Occurs in 2021

2019-2021	25% 3-Year EPS 25% 3-Year OCF 50% 3-Year R-TSR	25% 2-Year (2019 and 2020) EPS 25% 2-Year (2019 and 2020) OCF 50% 3-Year R-TSR

2020-2022	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2020) EPS 67% 3-Year R-TSR

2021-2023	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2021) EPS 67% 3-Year R-TSR

Merck & Co., Inc. 2021 Proxy Statement

54	Compensation Discussion and Analysis The Elements of 2020 Compensation

Payouts Under the 2018–2020 PSU Program Performance Period

For grants issued in 2018, 70% of each NEO’s annual target LTI was converted to PSUs based on the closing price of Merck stock on the date of grant. The number of PSUs ultimately earned is based on our performance against the pre-established EPS and OCF targets and R-TSR performance.

For the 2018-2020 performance period, three-year cumulative EPS and OCF metrics were each weighted at 25%, and R-TSR versus our pharmaceutical peer group was weighted at 50%. The outcome of the combined performance resulted in an actual payout of 166% as illustrated in the tables below.

The 166% payout was based on our strong EPS and OCF performance (both at 200%) during the performance period primarily due to above-plan after-tax non-GAAP net income. We realized top quartile TSR performance and outperformed the median TSR of our pharmaceutical peer group by 6.3%, which increased the payout by +5% for each percentage point of outperformance, resulting in an R-TSR payout of 132%.

3 - Year Cumulative EPS ($billion)[1]

$15.05 (Actual)
$14.65 (Stretch)
$13.32 (Target)
200%
113% of goal
100% of goal
Payout (0%-200%)
25% weighting
EPS result = 200%

3 - Year Cumulative OCF ($billion)[1]

$45.60 (Actual)
$44.80 (Stretch)
$40.70 (Target)
200%
112% of goal
100% of goal
Payout (0%-200%)
25% weighting
OCF result = 200%

3 - Year Relative Total Shareholder Return[2]

50% weighting
26%
19.7%
16.4%
15.2%
12%
10.8%
10.1%
8.3%
7.9%
6.9%
5.4%
3.1%
Peer median
LLY
AZN
MRK
RHHBY
AMGN
NVS
PFE
SNY
ABBV
GSK
JNJ
BMY

100% + [16.4%-10.1% x 5]

R-TSR result = 132%

EPS
200% x 25% = **50%**

+

OCF
200% x 25% = **50%**

+

R-TSR
132% x 50% = **66%**

Final payout =

166%

of target shares

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

(2)

R-TSR as reported by Bloomberg and calculated using the average closing price of Merck and pharmaceutical peer group company common stock for December 2017 and December 2020, assuming reinvestment of dividends; rounded.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis The Elements of 2020 Compensation	55

Named Executive Officer PSU Distribution

Based on the final payout of 166%, the NEOs received the following number of shares of Merck common stock including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Target Award (# of shares)	Final Award (# of shares)

Frazier	167,064	303,028

Davis	48,834	88,577

Chattopadhyay	23,123	41,958

Perlmutter	51,404	93,239

Zachary	24,242	43,972

Additional information regarding the payouts under the 2018-2020 PSU performance period is provided in the Option Exercises and Stock Vested table on page 67.

To accurately reflect the operating performance of our business, the C&B Committee has approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus Non-GAAP results, please refer to Appendices A and B on pages 91 and 93, respectively.

Other Employee Benefits

Similar to Merck’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a healthy, productive and focused workforce.

Additionally, senior management employees including the NEOs are provided a limited number of other benefits, which the C&B Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with knowledgeable financial and tax planning experts who can help them understand the compensation and benefits programs in which they participate.

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than our CEO, there is no reported usage for any other NEO.

•

Personal use of Company car and driver. Our CEO is provided with a car and driver to ensure his individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, allowing them to devote additional time to critical Company business.

•

Residential security systems. Reimbursement for the installation, maintenance and remote access of residential security systems is provided to select executives, when deemed necessary by our internal global security team. Executives are responsible for paying monthly security monitoring fees, which are not reimbursable.

Merck & Co., Inc. 2021 Proxy Statement

56	Compensation Discussion and Analysis The Elements of 2020 Compensation

2021 Compensation Actions

In connection with the CEO transition between Mr. Frazier and Mr. Davis, the C&B Committee recommended, and the Board approved at its March meeting, the compensation actions described below.

For the portion of the year during which he will serve as both Chairman and CEO, Mr. Frazier’s salary and target bonus will remain at his 2020 levels. Effective July 1, 2021 to reflect his reduced responsibilities when he assumes the role of Executive Chairman, Mr. Frazier’s salary will be reduced from $1.7 million to $1.25 million and his target annual incentive will be reduced from 150% to 100% of base salary. This results in annualized target cash compensation that is 41% below his current level. Mr. Frazier’s actual bonus for the year will reflect the prorated amounts earned in each portion of the year, adjusted for performance against our predetermined targets. Mr. Frazier’s annual LTI award for 2021 was reduced by 32% (from $15.75 million to $10.75 million) to reflect his partial year of service in each of the two roles. Mr. Frazier’s target TDC is summarized below:

	Annual Base Salary $	Target Annual Incentive % of Base Salary	Target LTI Grant Value $(1)

Chairman and CEO (Jan 1 to Jun 30, 2021)	$1,700,000 (No change)	150% (No change)	$10,750,000 (reduction of $5 million)
Executive Chairman (July 1, 2021)	$1,250,000	100%
(1)	Issued as 70% PSUs and 30% stock options.

Mr. Davis’s initial target TDC upon his promotion to CEO is $14.5 million. Consistent with our long-standing philosophy that compensation for newly promoted executives should be set below market in reflection of their experience, Mr. Davis’s target TDC is below our peer group median and Mr. Frazier’s target TDC. Assuming strong business performance and leadership, and in keeping with our compensation strategy that supports a pay-for-performance culture, the Board intends to increase Mr. Davis’s target TDC over the next several years to align his TDC with our peer group median. Mr. Davis’s compensation is further summarized below:

	Annual Base Salary $		Target Annual Incentive % of Base Salary	Target LTI Grant Value $(2)

CFO (until Mar 31, 2021) President (Apr 1 to Jun 30, 2021)	$1,148,046 (+3%)	(1)	105% (No change)	$9,200,000	(3)
CEO (July 1, 2021)	$1,500,000		150%
(1)	Reflects annual base salary increase approved by the C&B Committee in January 2021 as part of the annual compensation review, effective March 29, 2021.
(2)	Issued as 70% PSUs and 30% stock options.
(3)	The value reflects a blended rate reflecting 3 months at the CFO rate of $4,500,000 and 9 months at the new CEO rate of $10,750,000 upon his promotion to President.

In addition, as part of our annual compensation review, the C&B Committee reviewed and approved target TDC opportunities for our other executive officers, including our NEOs. To better align their compensation with the overall market, Mr. Chattopadhyay received a market adjustment to both salary and target annual incentive and Ms. Zachary received an increase in her annual LTI grant, each as described below:

Named Executive Officer	Annual Base Salary Increase %		Target Annual Incentive % of Base Salary	Increase in Target LTI Grant Value $

Chattopadhyay	+6.1%	(1)	from 90% to 100%	0

Zachary	+3.0		No change	+$200,000
(1)	Includes market adjustment as described above.

Lastly, the C&B Committee approved target TDC for the new CFO, Caroline Litchfield, effective April 1, 2021 as follows:

Annual Base Salary $	Target Annual Incentive % of Base Salary	Target LTI Grant Value $(1)

$900,000	100%	$2,200,000
(1) Issued as 70% PSUs and 30% stock options.

Merck & Co., Inc. 2021 Proxy Statement

Compensation Discussion and Analysis The Elements of 2020 Compensation	57

Other Compensation Practices

Stock Ownership Requirements

The C&B Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of their base salary for so long as they remain in office. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and 75% for the other NEOs). The following table sets forth the stock ownership requirements and current stock ownership status as a percentage of the requirement for the CEO and other NEOs as of February 28, 2021.

(1)	Ms. Zachary was hired in April 2018.

Merck & Co., Inc. 2021 Proxy Statement

58	Compensation Discussion and Analysis Compensation Risk Assessment

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board of Directors will seek reimbursement for the portion of the annual cash incentive and/or PSUs paid to the executive in excess of the amount that would have been paid if the financial results were reported accurately. Additionally, for incentive compensation awarded in and after 2014, an incentive recoupment policy applies to senior executives in instances of material violations of Company policy that cause significant harm to Merck and instances of a failure to manage or monitor conduct or risks appropriately.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits Directors and management level employees, including officers, from engaging in short sales, publicly traded options, hedging transactions and pledging of Company stock.

Tax Deductibility of Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&B Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&B Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the Compensation Policies and Practices chart on page 45.

In 2020, Merck engaged Pay Governance, an independent compensation consultant to management, to perform a formal assessment of our executive compensation program, policies and practices based on generally accepted compensation practices. The results of the assessment were reviewed and discussed with the C&B Committee in November 2020. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis.

Compensation and Benefits Committee Report

The C&B Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&B Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Benefits Committee

Thomas H. Glocer (Chair)

Risa J. Lavizzo-Mourey, M.D.

Patricia F. Russo

Inge G. Thulin

Peter C. Wendell

Merck & Co., Inc. 2021 Proxy Statement

59

Summary Compensation Table

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2020, 2019 and 2018. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers as of December 31, 2020.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)		Total ($)
Kenneth C. Frazier Chairman and Chief Executive Officer(12)	2020		$1,702,006	$0		$10,778,499	$4,724,098	$2,218,500	$2,288,641		$376,685		$22,088,429
	2019		1,659,482	0		11,425,398	4,500,763	4,609,200	5,078,147	(7)	375,485		27,648,475
	2018		1,610,577	0		9,456,006	3,901,093	3,061,800	0	(8)	2,905,028	(9)	20,934,504
Robert M. Davis President and Former Chief Financial Officer(13)	2020		1,112,795	0		2,737,406	1,199,772	1,018,194	611,948		159,395		6,839,510
	2019		1,075,557	0		3,046,785	1,200,201	2,090,702	193,079		120,864		7,727,188
	2018		1,043,726	0		2,764,058	1,140,317	1,389,977	171,067		111,695		6,620,840
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	2020		805,046	0		1,916,154	839,840	645,975	631,561		107,579		4,946,155
	2019		719,467	0		1,751,906	690,121	1,200,352	963,252		93,495		5,418,593
	2018	(10)	—	—		—	—	—	—		—		—

Roger M. Perlmutter, M.D., Ph.D. Former Executive Vice President and President, Merck Research Laboratories(14)	2020		1,191,660	0		3,421,758	1,499,718	1,090,355	447,007		173,570		7,824,068
	2019		1,151,783	0		3,808,436	1,500,254	2,238,873	361,579		162,429		9,223,354
	2018		1,116,262	0		2,909,523	1,200,341	1,488,486	236,334		147,696		7,098,642

Jennifer Zachary Executive Vice President, General Counsel and Corporate Secretary	2020		913,101	0		1,710,879	749,854	759,347	302,743		121,231		4,557,155
	2019		856,818	0		1,790,006	705,120	1,529,500	83,704		80,572		5,045,720
	2018		553,846	750,000	(11)	2,454,748	600,166	638,400	30,462		165,997		5,193,619

(1)

Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded savings plan.

For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 71.

(2)

The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2020, 2019 and 2018, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. Please refer to pages 53-54 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 12 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020.

The maximum value of the PSU awards granted to the Named Executive Officers during 2020 assuming achievement of the highest level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)
Frazier	$21,556,999
Davis	5,474,812
Chattopadhyay	3,832,309
Perlmutter	6,843,516
Zachary	3,421,758
For more information on the awards granted during 2020, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 63.

Merck & Co., Inc. 2021 Proxy Statement

60	Summary Compensation Table

(3)

The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2020, 2019 and 2018, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For discussion of the assumptions used in these valuations, see Note 12 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020.

For more information on stock options granted during 2020, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 63.

(4)	Represents amounts paid under the Executive Incentive Plan. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 63.

For 2018, based on her employment start date of April 16, 2018, Ms. Zachary’s award reflects pro-rated eligibility for 8 of 12 months during the performance period.

Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 71.

(5)

Amounts shown are solely an estimate of the aggregate change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2019 to December 31, 2020. These plans are the Merck U.S. Pension Plan and the MSD Supplemental Retirement Plan. For more information about those plans, see the Pension Benefits table and accompanying narrative beginning on page 68.

The Merck Deferral Program, an unfunded savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 71.

(6)

See the All Other Compensation table on page 61 for additional details on amounts. See footnotes 1 and 4 to the All Other Compensation table for an explanation of how financial and tax planning benefits, as well as installation, maintenance and remote access of home security, are valued. For all other personal benefits provided to the Named Executive Officers, in accordance with SEC disclosure rules, we calculated the cost of those benefits as the incremental cost of providing them. Each benefit plan serves a business purpose, as described further in the Other Employee Benefits section on page 55.

(7)	Change in value for 2019 is mainly attributed to lower discount rates, an increase in five-year average pay and an additional year of service.

(8)	Change in value is negative generally due to an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(9)

Includes $2.5 million in deferred compensation to offset the loss of pension benefits due to the elimination of the Mandatory CEO Retirement Policy. For additional details, see the Pension Benefits table on page 68.

(10)	Mr. Chattopadhyay was not a Named Executive Officer in 2018.

(11)	Ms. Zachary received a sign-on bonus to compensate for lost bonus opportunity and to provide a hiring incentive.

(12)

Mr. Frazier is no longer President, effective March 31, 2021, and will retire as Chief Executive Officer, effective June 30, 2021. After retiring as Chief Executive Officer, Mr. Frazier will continue as Executive Chairman of Merck for a transition period to be determined by the Board.

(13)

Mr. Davis was promoted from Executive Vice President, Global Services and Chief Financial Officer to President, effective April 1, 2021. He will become Chief Executive Officer and a member of the Board, effective July 1, 2021.

(14)	Dr. Perlmutter retired as Executive Vice President and President, Merck Research Laboratories, effective December 31, 2020.

Merck & Co., Inc. 2021 Proxy Statement

Summary Compensation Table	61

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($)(1)	Company Aircraft ($)(2)	Company Car and Driver ($)(3)	Installation, Maintenance and Remote Access of Home Security ($)(4)	Relocation Expense ($)	Savings Plan Company Match and Credits ($)(5)		Total ($)

Frazier	2020		$10,000	$21,983	$50,572	$7,637	$0	$286,493		$376,685

	2019		10,000	90,661	50,121	12,378	0	212,325		375,485

	2018		10,000	79,830	48,907	72,919	0	2,693,372	(6)	2,905,028

Davis	2020		10,000	0	3,620	0	0	145,775		159,395

	2019		10,000	0	0	0	0	110,864		120,864

	2018		10,000	0	0	0	0	101,695		111,695

Chattopadhyay	2020		10,000	0	6,224	0	0	91,355		107,579

	2019		10,000	0	15,457	0	0	68,038		93,495

	2018	(7)	—	—	—	—	—	—		—

Perlmutter	2020		10,000	0	7,464	0	0	156,106		173,570

	2019		10,000	0	33,708	0	0	118,721		162,429

	2018		10,000	0	29,143	0	0	108,553		147,696

Zachary	2020		10,000	0	0	0	0	111,231		121,231

	2019		10,000	0	0	0	3,378	67,194		80,572

	2018		8,477	0	0	0	139,607	17,913		165,997

(1)

As of January 2019, the Named Executive Officers receive a cash allowance each December for financial and tax planning benefits. Prior to 2019, these benefits were valued using the actual costs billed by outside vendors up to a $10,000 maximum benefit value.

(2)

The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit generally is taxable to the Named Executive Officers. As further described in the Other Employee Benefits section on page 55, personal use of Company aircraft is required for the CEO for security purposes.

(3)

The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Named Executive Officers.

The incremental cost calculation for personal use of Company car and driver by the Named Executive Officers includes driver overtime, meals, travel pay, maintenance and fuel costs. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, as further described in the Other Employee Benefits section on page 55.

(4)	Installation, maintenance and remote access of home security are valued at actual costs billed by outside vendors.

(5)

The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and 4.5% credit of eligible compensation in excess of the IRS limit to the Named Executive Officers’ accounts under the Merck Deferral Program.

(6)	For additional details, see Footnote 9 to the Summary Compensation table on page 60.

(7)	Mr. Chattopadhyay was not a Named Executive Officer in 2018.

Merck & Co., Inc. 2021 Proxy Statement

62

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO and (3) the ratio of those two numbers.

Median Total Annual Compensation

We used base salary as of October 31, 2020, to identify the employee with the median total annual compensation (not including our CEO). For this purpose, we annualized base salary for all full and part-time employees (other than our CEO) hired after January 1, 2020 and employed as of October 31, 2020. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2019 through October 31, 2020.

Exemptions

Total Employees Before and After De Minimis Exemption

Merck’s employee population as of October 31, 2020 included 26,696 (34%) employees in the United States and 50,962 (64%) employees outside the United States. After excluding 3,881 employees in 16 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 73,777 employees globally.

Excluded Under De Minimis Exemption

Country	Number of Employees	Country	Number of Employees

Algeria	67	Malaysia	469

Belarus	3	Nigeria	1

Bosnia and Herzegovina	4	North Macedonia	1

Dominican Republic	15	Oman	10

Egypt	310	Philippines	291

Honduras	9	Turkey	555

India	1,323	Uruguay	87

Indonesia	405	Vietnam	331

TOTAL			3,881

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements for calculating total annual compensation was $109,482 comprised of base salary, annual incentive, savings plan company match and change in pension value. The total annual compensation for our CEO was $22,088,429. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 202 to 1.

Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare Merck’s ratio to the ratios of other companies.

Merck & Co., Inc. 2021 Proxy Statement

63

Grants of Plan-Based Awards

The following table provides information concerning each award made in 2020 to the Named Executive Officers under any incentive plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2020

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Award Type	Thres- hold ($)(1)	Target ($)(1)	Maximum ($)(1)	Thres- hold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Frazier	03/31/20	02/28/20	PSUs				0	143,293	286,586				$10,778,499	(2)

	05/01/20	02/28/20	Options								475,740	$77.67	4,724,098	(3)

			EIP	$0	$2,550,000	$5,100,000

Davis	03/31/20	02/28/20	PSUs				0	36,392	72,784				2,737,406	(2)

	05/01/20	02/28/20	Options								120,823	77.67	1,199,772	(3)

			EIP	0	1,170,338	2,340,677

Chattopadhyay	03/31/20	02/28/20	PSUs				0	25,474	50,948				1,916,154	(2)

	05/01/20	02/28/20	Options								84,576	77.67	839,840	(3)

			EIP	0	742,500	1,485,000

Perlmutter	03/31/20	02/28/20	PSUs				0	45,490	90,980				3,421,758	(2)

	05/01/20	02/28/20	Options								151,029	77.67	1,499,718	(3)

			EIP	0	1,253,282	2,506,563

Zachary	03/31/20	02/28/20	PSUs				0	22,745	45,490				1,710,879	(2)

	05/01/20	02/28/20	Options								75,514	77.67	749,854	(3)

			EIP	0	872,813	1,745,625

(1)

Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2020. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

(2)

The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the PSU Program section on page 53 and the narrative to the Grants of Plan-Based Awards table on the following page.

(3)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date.

The exercise price of all stock options granted in 2020 is the closing price of Merck common stock, as traded on the NYSE on May 1, 2020. For more information on stock options granted to the NEOs in 2020, please see Current LTI Grant Practices on page 52.

(4)

This column represents the full grant date fair value of PSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2020.

Merck & Co., Inc. 2021 Proxy Statement

64	Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is a shareholder-approved plan that is administered by the C&B Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the three metrics do not total at least 50, no payout will be made.

General Information Regarding Long-Term Incentives

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the NYSE on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

Restricted Stock Units (“RSUs”), subject to their terms, generally vest and become payable in equal installments in shares of Merck common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest. None of the NEOs received RSUs in 2020.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Merck common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&B Committee within the first 90 days of the applicable performance cycle.

For PSUs granted in 2020, we adjusted our program design to remove the OCF metric and increase the weighting of EPS. Final awards will be determined over a three-year cumulative performance period based on the following:

•	50% of the award will be determined by the Company’s cumulative EPS versus target for the three-year performance period.

•	50% of the award will be determined by the Company’s average annual total shareholder return (inclusive of reinvested dividends) relative to the median total shareholder return for our Peer Group for the three-year performance period.

However, in the event of the successful spinoff of our Organon business (currently planned for late in the second quarter of 2021), final awards will be determined based on the following:

•	33% of the award will be determined by the Company’s 2020 EPS versus target.

•	67% of the award will be determined by the Company’s average annual total shareholder return (inclusive of reinvested dividends) relative to the median total shareholder return for our Peer Group for the three-year performance period.

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

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65

Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2020.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2020

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Frazier	644,122			05/06/13	$44.98	05/06/14	05/05/23

	550,206			05/09/14	58.22	05/09/15	05/08/24

	743,034			05/01/15	59.86	05/01/16	04/30/25

	814,941			05/10/16	54.68	05/10/17	05/09/26

	534,950			05/05/17	63.97	05/05/18	05/04/27

	317,162	158,581		05/04/18	57.75	05/04/19	05/03/28

	141,134	282,268		05/03/19	80.00	05/03/20	05/02/29

		475,740		05/01/20	77.67	05/01/21	04/30/30

										252,494	(3)	$20,654,009

										286,586	(4)	23,442,735

Davis	162,625			05/05/17	$63.97	05/05/18	05/04/27

	92,708	46,355		05/04/18	57.75	05/04/19	05/03/28

	37,635	75,272		05/03/19	80.00	05/03/20	05/02/29

		120,823		05/01/20	77.67	05/01/21	04/30/30

										67,332	(3)	$5,507,758

										72,784	(4)	5,953,731

Chattopadhyay	38,647			05/06/13	$44.98	05/06/14	05/05/23

	33,012			05/02/14	58.22	05/02/15	05/01/24

	49,536			05/01/15	59.86	05/01/16	04/30/25

	81,494			05/10/16	54.68	05/10/17	05/09/26

	64,194			05/05/17	63.97	05/05/18	05/04/27

	43,914	21,958		05/04/18	57.75	05/04/19	05/03/28

	21,640	43,282		05/03/19	80.00	05/03/20	05/02/29

		84,576		05/01/20	77.67	05/01/21	04/30/30

										38,716	(3)	$3,166,969

										50,948	(4)	4,167,546

Merck & Co., Inc. 2021 Proxy Statement

66	Outstanding Equity Awards

Outstanding Equity Awards for Fiscal Year Ended December 31, 2020

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Perlmutter	192,572			05/09/14	$58.22	05/09/15	05/08/24

	247,678			05/01/15	59.86	05/01/16	04/30/25

	271,647			05/10/16	54.68	05/10/17	05/09/26

	171,184			05/05/17	63.97	05/05/18	05/04/27

	97,588	48,795		05/04/18	57.75	05/04/19	05/03/28

	47,044	94,090		05/03/19	80.00	05/03/20	05/02/29

		151,029		05/01/20	77.67	05/01/21	04/30/30

										84,164	(3)	$6,884,615

										90,980	(4)	7,442,164

Zachary	48,794	24,397		05/04/18	$57.75	05/04/19	05/03/28

	22,111	44,222		05/03/19	80.00	05/03/20	05/02/29

		75,514		05/01/20	77.67	05/01/21	04/30/30

								5,772	$472,150

										39,558	(3)	$3,235,844

										45,490	(4)	3,721,082
(1)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award. Upon retirement, if a retiree has unvested stock options that would have become exercisable within 12 months following retirement had the retiree remained employed, such unvested options vest and become exercisable on the applicable scheduled date and the remainder expire as of the retirement date.

(2)

RSUs are payable in shares of Merck common stock and generally vest in equal installments on the first, second and third anniversaries of the grant date, provided the individual remains continuously employed through the vesting date. Upon retirement, if a retiree has unvested RSUs, a pro rata portion will be distributed to the retiree on the dates on which the RSUs would have vested had employment continued. The pro rata portion is determined based on the number of completed months of employment during the 3-year vesting period relative to the total length of the period, i.e. 36 months. The remaining portion of unvested RSUs is forfeited as of the retirement date.

(3)

Maximum (200% of target) of PSUs granted during 2019 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2021.

(4)

Maximum (200% of target) of PSUs granted during 2020 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2022.

(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $81.80, the closing price of Merck common stock on December 31, 2020.

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67

Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2020.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

Frazier	—	—	303,028	(a)	$22,005,893

Davis	251,273	$6,620,717	88,577	(a)	6,432,462

Chattopadhyay	—	—	41,958	(a)	3,046,990

Perlmutter	—	—	93,239	(a)	6,771,016

Zachary	—	—	49,744	(a)(b)	3,641,558

(1)

This column represents the values realized upon stock option exercises during 2020, which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2020 of the following:

(a)

PSUs granted in 2018 that were paid on February 26, 2021, including dividends accrued and paid in shares. The total net after-tax number of shares of Merck common stock received from the vesting of PSUs was 175,249 for Mr. Frazier, 46,641 for Mr. Davis, 25,772 for Mr. Chattopadhyay, 48,983 for Dr. Perlmutter and 24,199 for Ms. Zachary.

(b)	Partial vesting of RSUs granted to Ms. Zachary on May 4, 2018. RSUs vest in equal installments on the first, second and third anniversaries of the grant date.

(3)

The value realized for PSUs was determined by multiplying the number of vested units by the market price of Merck common stock on February 26, 2021. The value realized for RSUs was determined by multiplying the number of vested units by the market price of Merck common stock on May 4, 2020.

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68

Pension Benefits

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from two defined benefit pension plans: the Merck U.S. Pension Plan (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2020

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Frazier	Qualified Plan	27.50	28.58	$1,708,858	$0

	SRP	27.50	28.58	31,177,036	0

Davis	Qualified Plan	—	6.67	181,390	0

	SRP	—	6.67	1,259,594	0

Chattopadhyay	Qualified Plan	10.00	11.08	682,104	0

	SRP	10.00	11.08	2,904,215	0

Perlmutter	Qualified Plan	3.50	11.58	348,334	0

	SRP	3.50	11.58	2,150,053	0

Zachary	Qualified Plan	—	2.67	78,272	0

	SRP	—	2.67	338,636	0

(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date, and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. For rehires after December 31, 2012 (Dr. Perlmutter), Credited Service for benefit accrual purposes ends at the original date of termination. Mr. Davis and Ms. Zachary do not have Credited Service because they entered the Plans after December 31, 2012 and only have a benefit under the Cash Balance formula.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.

Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. Mr. Frazier and Dr. Perlmutter qualify for unreduced benefits, and valuation occurred as of December 31, 2020. The Cash Balance account as of December 31, 2020 is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis and Ms. Zachary have only a Cash Balance benefit, which is valued as of December 31, 2020. Some key assumptions include:

•	Discount rate equals 2.7% for the Qualified Plan and 2.4% for the SRP;

•	Interest crediting rate equals 4.7% for both the Qualified Plan and the SRP;

•	Mortality based on 100% of the sex distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2020 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2020 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.

Merck & Co., Inc. 2021 Proxy Statement

Pension Benefits	69

The NEOs participate in both defined benefit plans, as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP are based on several formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012 receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Only Mr. Frazier and Mr. Chattopadhyay are eligible for transition benefits.

Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Cash Balance Formula: For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance

At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested except for Ms. Zachary who will become vested on April 16, 2021. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of credited service is entitled to early retirement subsidies. Under this provision unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Merck & Co., Inc. 2021 Proxy Statement

70	Pension Benefits

In addition, employees who were exempt from the Age Discrimination in Employment Act and subject to the Company’s mandatory age 65 retirement policy prior to January 1, 1995 were eligible for an additional benefit payable upon retirement from active service at age 64. The additional benefit is an amount calculated under the FAP formula using one additional month of credited service for each month of credited service accrued prior to January 1, 1995 (up to the 35-year cap) minus: (i) the regular benefit payable under the Company retirement plans; and (ii) any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995 to prospectively eliminate this additional benefit. Then, in 2009, the Company restricted its mandatory retirement policy to cover only the CEO, which would have required Mr. Frazier to retire no later than December 2019 at which time he would have received an additional 2.5 years of Credited Service, bringing his total to 30 years.

However, in 2018 the Company eliminated its Mandatory CEO Retirement Policy entirely. Therefore, Mr. Frazier was no longer required to retire, making him ineligible for the additional benefit. To compensate him for losing the value of the benefit, estimated at approximately $2.5 million, the Company made a $2.5 million credit to Mr. Frazier’s account under the Merck Deferral Program as of December 31, 2018 as shown in the Summary Compensation table. The credit would have been forfeited if his employment had ended before January 2020 (unless due to his earlier death or disability).

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. Post-2004, SRP accruals are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

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71

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus (but not less than $3,000), and/or up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2020

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance at 12/31/20 ($)(4)

Frazier	$0	$273,668	$2,668,309	$0	$23,258,552

Davis	0	132,950	157,535	0	845,011

Chattopadhyay	1,171,026	78,530	14,800	0	6,847,023

Perlmutter	0	143,281	146,705	0	1,039,219

Zachary	0	98,406	55,232	0	220,352

(1)	The amounts disclosed in this column were also reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation table for 2019.

(2)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2020.

(3)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2020 to December 31, 2020.

(4)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Frazier, $199,725 for 2019 and $2,680,997 for 2018; Davis, $98,264 for 2019 and $89,320 for 2018; Chattopadhyay, $55,438 for 2019; Perlmutter, $106,121 for 2019 and $96,178 for 2018; and Zachary, $54,594 for 2019 and $5,538 for 2018.

Merck Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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72

Potential Payments Upon

Termination or a Change in Control

The section below describes the payments that may be made to the NEOs upon separation, either pursuant to individual agreements or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see the Pension Benefits table and related narrative beginning on page 68.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the NEOs, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as compliance with non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2020, certain management-level employees, including the NEOs, were eligible to receive the following severance pay, payable in a lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Health and Welfare Continuation. Separated employees are eligible for continued participation in the Company’s medical, dental and basic life insurance plans for 26 to 78 weeks, depending on their years of continuous service, by paying contributions at the same rate as paid by active employees.

Outplacement Assistance. Certain management-level employees, including the NEOs, are eligible for up to 12 months of executive outplacement services.

EIP Awards

As part of our standard practice for separated employees and depending on the date of separation, we may pay an amount in lieu of a bonus payout under the EIP.

•

If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•

If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separation occurred, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•

If employment terminates after June 30 and before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year.

Merck & Co., Inc. 2021 Proxy Statement

Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements	73

Effects Under Other Benefit Plans

Separated employees may be eligible for additional benefits under other plans as described below. In general, these benefits are only provided in exchange for a valid release of claims.

Retirement Plan Bridge. This benefit is available to employees who would have been at least age 50 with at least 10 years of Cash Balance Service as of December 31 of the year in which their separation occurs. These employees receive a pro-rata portion of the enhancement provided by early retirement subsidies as described in the Pension Benefits section beginning on page 68. The pro-rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree.

Retiree Healthcare Bridge. If the employee is at least age 52 with 10 years of Cash Balance Service as of December 31 of the year in which separation occurs he/she is eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as they may be amended from time to time.

Options, RSUs and PSUs. In 2020, all separated bridged employees are eligible to be treated in accordance with plan provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock option, RSU and PSU grants occurring during or after 2013, generally, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits. If they are not also eligible for subsidized retiree medical benefits, separated bridged employees will be treated in accordance with the plan provisions applicable to involuntarily terminated employees.

Individual Agreements and Arrangements

On March 27, 2018, the Board appointed Jennifer Zachary as Executive Vice President and General Counsel, effective April 16, 2018. The Company’s offer letter, dated March 16, 2018 (the “Offer Letter”), provides for Ms. Zachary to receive the following:

•	Annual Base Salary of $800,000, subject to annual review by the C&B Committee;

•	Eligibility to participate in the Company’s Executive Incentive Plan with a target bonus for the 2018 performance year of 95% of her Annual Base Salary;

•	Eligibility to receive an annual equity-based grant beginning in 2018 pursuant to the Company’s Long-Term Incentive Program with a target value of $2,000,000;

•	Sign-On Bonus of $750,000 payable in a single installment in the first pay period following her start date;

•	A grant of RSUs valued at approximately $1,000,000 to be made on the first quarterly grant date immediately following her start date. The RSUs will vest and are payable as shares of Merck common stock in equal installments on the first, second and third anniversaries of the grant date;

•	Eligibility to receive enhanced severance in the event of termination for reason other than cause or if terminated for good reason within 24 months of the appointment of a successor CEO to Kenneth Frazier equal to one times base salary plus target annual cash incentive;

•	Reimbursement of certain expenses associated with Ms. Zachary’s move of her residence in accordance with the Company’s Relocation Program; and

•	Participation in other benefits plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan.

When Robert M. Davis was appointed Executive Vice President and Chief Financial Officer by the Board effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service.

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74	Potential Payments Upon Termination or a Change in Control Change in Control

Change in Control

Participants in the Change in Control Plan include the NEOs as well as certain other senior executives whose participation was grandfathered in 2012 when the C&B Committee reduced the size of the participant population. With respect to the NEOs, the severance benefits described below would be provided upon qualifying terminations of employment within two years following a change in control.

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of the NEO’s base salary, plus the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs. These benefits are reduced by benefits obtained from a subsequent employer.

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (1) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (2) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above.

•	An NEO who is a participant in the Company’s pension plan will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for up to 12 months.

A “change in control” for purposes of the Change in Control Plan generally consists of any of the following:

•	An acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

•	The current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	The consummation of a merger, consolidation or reorganization, unless

-	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

-	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

-	no person owns 30% or more of the voting securities of the Company or the successor; or

•	Shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

There are two types of termination of employment that entitle an NEO to receive severance benefits under the Change in Control Plan: a termination without Cause, or a resignation by the NEO for “good reason,” in each case within two years following a change in control. An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability.

A termination for “good reason” generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title or reporting level) other than:

-	an isolated, insubstantial and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

-	a change in the person to whom (but not the position to which) the NEO reports;

-	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

-	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

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Potential Payments Upon Termination or a Change in Control Change in Control	75

•	Reducing annual base salary or level of bonus opportunity;

•

Changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•

Failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

•

Failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the Change in Control Plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “Cause” generally includes:

•

Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

•	Willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the Change in Control Plan, an NEO must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the NEO not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements. The severance benefits under the Change in Control Plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the NEO of the restrictive covenants and other obligations under the release.

The NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•

In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each option in an amount equal to the difference between the exercise price and the price paid to shareholders in the change in control and the applicable exercise price.

•	Upon a change in control, a portion of PSUs generally will become vested as determined by reference to the holder’s period of employment during the performance cycle:

-	based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of the change in control; or

-	otherwise, based on target performance.

In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to

Merck & Co., Inc. 2021 Proxy Statement

76	Potential Payments Upon Termination or a Change in Control Change in Control

eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the additional payments and benefits the NEOs would have been entitled to receive under applicable plans and arrangements, assuming the applicable triggering event occurred on December 31, 2020. These amounts are in addition to what would otherwise be payable in the event the NEO retired. As of December 31, 2020, Mr. Frazier, Dr. Perlmutter and Mr. Chattopadhyay are retirement eligible (i.e., at least age 55 and having completed at least 10 years of Credited Service).

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Frazier	Severance Pay(1)	$2,550,000	—	$12,750,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	40,669	—	81,337

	Stock Option Accelerated Vesting(3)	—	—	1,563,912

	PSU Accelerated Vesting(4)	—	—	13,367,297

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	5,000	—	15,000

	TOTAL	$2,595,669	—	$27,777,546

Davis	Severance Pay(1)	$943,130	—	$4,569,893

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	17,956	—	47,883

	Stock Option Accelerated Vesting(3)	—	—	1,749,326

	PSU Accelerated Vesting(4)	2,450,952	—	5,730,744

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	5,000	—	15,000

	TOTAL	$3,417,038	—	$12,112,846

Chattopadhyay	Severance Pay(1)	$856,731	—	$3,135,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	15,835	—	31,669

	Stock Option Accelerated Vesting(3)	—	—	271,820

	PSU Accelerated Vesting(4)	—	—	2,306,547

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	5,000	—	15,000

	TOTAL	$877,566	—	$5,760,036

Perlmutter	Severance Pay(1)	$1,055,879	—	$4,893,767

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	14,551	—	38,802

	Stock Option Accelerated Vesting(3)	—	—	500,514

	PSU Accelerated Vesting(4)	—	—	4,288,942

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	5,000	—	15,000

	TOTAL	$1,075,430	—	$9,737,025

Zachary	Severance Pay(1)	$706,731	—	$3,583,125

	Supplemental Pension and Retiree Medical(2)	—	—	255,881

	Welfare Benefits Continuation	4,163	—	16,653

	Stock Option Accelerated Vesting(3)	—	—	978,220

	PSU Accelerated Vesting(4)	1,439,951	—	3,478,463

	RSU Accelerated Vesting(4)	359,945	—	472,150

	Outplacement, Financial Planning	5,000	—	15,000

	TOTAL	$2,515,790	—	$8,799,492

(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Separation Plan as described on page 72.

(2)

SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2020.

(3)

Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2020, multiplied by the difference between the closing price of Merck common stock on December 31, 2020, which was $81.80, and the exercise price of the option.

(4)	The value equals the total number of accelerated shares as of December 31, 2020, multiplied by the closing price of Merck common stock on December 31, 2020, which was $81.80.

Merck & Co., Inc. 2021 Proxy Statement

77
Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2021

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2021, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

The Audit Committee’s Report for 2020 follows.

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78	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2021

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2020, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to see that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are aggressive or conservative, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the SEC. Additional information about the Audit Committee and its responsibilities may be found on page 18 of this proxy statement. The Audit Committee Charter is available on our website at merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Pamela J. Craig (Chair)

Leslie A. Brun

Thomas R. Cech, Ph.D.(1)

Mary Ellen Coe

Stephen L. Mayo, Ph.D.(2)

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Kathy J. Warden

(1)	Retiring from the Board of Directors effective as of the 2021 Annual Meeting of Shareholders.

(2)	Joined the Board of Directors on March 15, 2021.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc. 2021 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2021	79

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2020 and 2019 are as follows:

Type of Payment or Benefit	2020 ($ in millions)	2019 ($ in millions)

Audit Fees(1)	$37.4	$30.9

Audit-Related Fees(2)	17.3	16.5

Tax Fees(3)	4.0	5.7

All Other Fees(4)	0.1	1.6

Total Fees	$58.8	$54.7

(1)

Fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits. The 2020 amount reflects audit fees incurred in conjunction with the proposed spin-off of the new Merck entity, Organon & Co., which will be comprised of products from Merck’s women’s health, established brands and biosimilars businesses (the “Organon Spin-off”).

(2)

Fees for audit-related services primarily related to: special purpose audits of the financial statements associated with the proposed Organon Spin-off; employee benefit plan audits; other audit-related reviews; agreed-upon procedures; and systems pre-implementation review procedures.

(3)	Fees for tax services reported above included approximately $0.5 and $0.8 million, in 2020 and 2019, respectively, for tax compliance services.

(4)

Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2020 or 2019 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

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80
Shareholder Proposals

The text of the shareholder proposals and supporting statements appear exactly as received by the Company. All statements contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests may be sent in writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A.

Proposal 4 – Shareholder Proposal Concerning Shareholder Right to Act by Written Consent

Kenneth Steiner, of Great Neck, NY, owner of at least $2,000 in market value of the Company’s common stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T.

This proposal topic also won our 42%-support at the 2020 Merck annual meeting. And the 2020 proposal did not point out that a Merck director can only be removed for cause which is another way to say it is impossible for shareholder to remove a director, which makes the right to act by written consent all the more valuable to shareholders.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. For instance 3 Merck directors were rejected by more than 100 million votes each in 2020.

Ms. Patricia Russo came close to 200 million votes of rejection. Then there was Mr. Leslie Brun, Lead Director, with 143 million vote of rejection. Mr. Kenneth Frazier, Merck Chair and CEO, also received more than 100 million votes of rejection. Ms. Russo and Mr. Brun make up the Hewlett Packard alum faction on the Merck Board.

A shareholder right to act by written consent still affords Merck management strong protection for a management holdout mentality for the status quo during the current rapidly changing business environment. Any action taken by written consent would still need 70% supermajority approval from the shares that normally cast ballots at the Merck annual meeting to equal the required majority vote from all Merck shares outstanding.

Whoever approved the management text next to the 2020 proposal on this topic apparently thinks there are multiple deep-pocket parties hovering over Merck who can hardly wait to take their chance at getting a 70% approval vote at Merck.

And a cornerstone of the management resistance to this proposal topic was reliance on a special shareholder meeting. However the shareholder right to call a special meeting took a big hit in 2020 with the avalanche of bare bones online shareholder meetings. Shareholders are so restricted in online meetings that management will never want a return to the much more transparent in-person shareholder meeting format.

Shareholders are restricted in making their views known at online shareholder meetings because all constructive questions and comments can be screened out by management. For instance the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T would not even allow shareholders to speak.

Please vote yes:

Shareholder Right to Act by Written Consent – Proposal 4

Merck & Co., Inc. 2021 Proxy Statement

Proposal 4 Shareholder Proposal Concerning Shareholder Right to Act by Written Consent	81

Board of Directors’ Statement in Opposition to the Proposal

The Board has carefully considered the proposal concerning a shareholder right to act by written consent and believes it would not enhance shareholder value and is not in the best interests of the Company and all of its shareholders. The Company monitors and evaluates trends in corporate governance, reviews them against our current practices and structures and regularly asks for and receives input from shareholders and other stakeholders. The Governance Committee considers this input when reviewing proposals to change our practices. Following a comprehensive review of the Company’s governance structures, the Board recommends voting against the proposal for the reasons discussed below.

Our shareholders can take action in a variety of ways, including by calling and acting at a special meeting and by submitting shareholder proposals for consideration at the Annual Meeting of Shareholders.

Special meeting rights allow shareholders to appropriately act on matters between annual meetings, and the Board has sought to provide shareholders with a greater ability to do so. For example, after substantial Company outreach to shareholders and consideration of feedback received from them, the Board amended the Company’s By-Laws in 2014 to allow holders of as little as 15% of the Company’s stock to call for a special shareholder meeting. We believe our 15% threshold is lower than the thresholds at a majority of S&P 500 companies that afford shareholders the right to call a special meeting. In addition, under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholder meeting, which the Court may order upon a showing of good cause. Shareholders also have the right to submit shareholder proposals in accordance with the Company’s By-Laws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for consideration at our annual shareholder meetings.

Adopting written consent could disenfranchise some shareholders.

The Company’s Restated Certificate of Incorporation requires that all shareholder action be taken at an annual or special meeting to which all shareholders receive notice and have the ability to express themselves, rather than by written consent as written consent can potentially exclude many shareholders from the notice and voting process. Our existing requirement ensures that all shareholders have a voice in critical matters affecting the Company, as well as a meaningful and structured opportunity to exchange views. If a subset of the Company’s shareholders could act by written consent without a meeting, amendments to the Company’s By-Laws and other corporate actions could be taken without all shareholders having an opportunity to provide input on the decision. Actions taken by written consent could deprive shareholders of the critical opportunities to receive notice, assess, discuss and vote on the merits of proposed actions. Moreover, allowing shareholders to act by written consent can potentially expose the Company to multiple consent solicitations which would force the Company to incur significant expense and could cause disruption to its operations. In addition, we have received this shareholder proposal in eight of the past ten years, and our shareholders have not approved it.

Our Board has demonstrated consistently its commitment to sound corporate governance principles.

In addition to the special meeting rights described above, the following are a few examples of our Board’s commitment to sound corporate governance principles:

•	our By-Laws provide a “proxy access” right that allows a group of as many as 20 shareholders, who have held at least 3% of the outstanding shares for at least 3 years, to nominate individuals representing up to 20% of the Board;

•	we have a robust shareholder engagement program through which the Board has received and responded to shareholder feedback;

•	we do not have a shareholder rights plan (also known as a poison pill);

•	we do not have any supermajority voting provisions;

•	12 of our 13 Director nominees are independent;

•	every director stands for re-election every year;

•	our directors are elected by majority vote, other than in contested elections;

•	we have a strong Lead Independent Director; and

•	the Board is diverse in terms of gender, race, ethnicity, experience and skills.

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82

Proposal 5 – Shareholder Proposal Regarding Access to COVID-19 Products

The Province of Saint Joseph of the Capuchin Order, of Milwaukee, WI, and other co-filers, each of whom holds at least $2,000 in market value of the Company’s common stock, have given notice that they intend to present for action at the Annual Meeting the following proposal:

Proposal 5 — Access to COVID-19 Products

RESOLVED: shareholders of Merck & Co, Inc. (“Merck”) ask the Board of Directors to report to shareholders, at reasonable expense and omitting confidential and proprietary information, on whether and how the direct and/or indirect receipt by Merck of public financial support for development and manufacture of a vaccine or therapeutic for COVID-19 is being, or will be, taken into account when making decisions that affect access to such products, such as setting prices.

Supporting Statement

Merck has announced initiatives to develop vaccines for COVID-19, one in partnership with the International AIDS Vaccine Initiative (“IAVI”) and the other through acquisition of Themis Bioscience. As well, Merck has stated that it is working with Ridgeback Therapeutics to develop an antiviral drug.1

Public funding supported development of the virus vector technology Merck is using for the COVID-19 vaccine it is developing with IAVI. That technology was originally developed by Canadian researchers and the U.S. Army for use in an Ebola vaccine, which Merck licensed and commercialized. The Biomedical Advanced Research and Development Authority provided $175 million to support production and validation of the Ebola vaccine2 and has agreed to contribute $38 million toward development of Merck and IAVl’s SARS-CoV-2 vaccine.3

The Themis vaccine uses a virus vector platform originally developed by the lnstitut Pasteur,4 a nonprofit research center that receives substantial funding from the French government.5 Themis’ collaborators include the Coalition for Epidemic Preparedness lnnovations,6 whose major funders have included the Norway, Germany, Japan and United Kingdom governments.7

Unlike Janssen and AstraZeneca,8 Merck has not committed to provide its vaccine on a nonprofit basis during the pandemic.9 We believe that charging a price perceived as too high could damage Merck’s reputation and create regulatory risk. An industry publication recently noted that “[v]accine pricing has the potential to be controversial, given the urgent health crisis posed by the pandemic as well as the billions of dollars in government funding supporting coronavirus vaccine development.”10

If a Merck vaccine is approved, scaling up production will be essential to ensure universal and low-cost vaccine access, which is critical to maintain stability, reignite the global economy,11 and prevent domestic outbreaks.12 Accordingly, Merck would face enormous pressure to share intellectual property covering the product to which public entities have contributed.

The section of Merck’s website addressing drug pricing lists factors it considers in setting prices, but does not address the relationship between investment in a product and pricing.13 It is unclear, then, how Merck would apply its usual factors in the context of a pandemic in which public support has contributed significantly to the development and commercialization of products. This Proposal seeks to fill this gap by asking Merck to explain whether and how the significant contribution to its products by public entities affects, or will affect, decisions that Merck makes that could affect access, such as setting prices.

Access to COVID-19 Products — Proposal 5

1 See https://www.merck.com/stories/how-we-are-responding-to-the-global-pandemic-covid-19/

2 See https://www.statnews.com/2020/01 /07 /inside-story-scientists-produced-world-first-ebola-vaccine/

3 See https://www.policycuresresearch.org/covid-19-r-d-tracker

4 See https://www.trialsitenews.com/flurry-of-merck-deals-to-enter-covid-19-vaccine-therapy-race-will-tap-into-federal-dollars/

5 See https://www.sciencemag.org/news/2013/05/institut-pasteur-fights-claims-financial-mismanagement

6 See https://www.trialsitenews.com/flurry-of-merck-deals-to-enter-covid-19-vaccine-therapy-race-will-tap-into-federal-dollars/

7 See https://www.policycuresresearch.org/covid-19-r-d-tracker#whatdata

8 See https://www.usatoday.com/story/news/2020/07/20/covid-19-vaccine-house-hearing-non-profit-low-price-possible/5475329002/

9 See  https://www.reuters.com/article/us-health-coronavirus-usa-vaccines-price/moderna-merck-say-they-will-not-limit-price-of-coronavirus-vaccines-to-company-cost-
idUSKCN24M2PP

10 See https://www.biopharmadive.com/news/moderna-coronavirus-vaccine-price-dose/582947/

11 See https://www.wsj.com/articles/covid-19-vaccine-deployment-would-give-global-economy-a-lift-next-year-11601820001

12 See https://www.americanprogress.org/issues/healthcare/reports/2020/07/28/488196/comprehensive-covid-19-vaccine-plan/

13 See https://www.pfizer.com/news/featured_ stories/featured_ stories_ detaiI/how_ does _pfizer_price _medicines

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Proposal 5 Shareholder Proposal Regarding Access to COVID-19 Products	83

Board of Directors’ Statement in Opposition to the Proposal

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it. The Board believes adopting the shareholder proposal is not in the best interests of the Company or our shareholders because it is unnecessary and duplicative in light of the Company’s existing practices and disclosures related to access to its products. In addition, although we are moving with urgency to advance the development and manufacture of two investigational therapeutics for SARS-CoV-2/COVID-19, as of the date of this proxy statement, we have not received public financial support for either investigational therapeutic, and neither has received regulatory approval.

Merck is committed to increasing access to health to advance Merck’s efforts to serve more patients

Merck has a long track record of making our vaccines and medicines accessible and affordable globally. Our response to the Ebola outbreak is part of our long track record of making our vaccines and medicines accessible and affordable, work that is guided by our Access to Health Guiding Principles, available at msd20-assets.s3.amazonaws.com/wp-content/uploads/2020/09/14093
721/MSD-Access-to-Health-Principles_R7.pdf . First introduced in 2010, these Principles guide our enterprise-wide approach to access, are responsive to internationally recognized standards and priorities, and ensure we fulfill our commitment to access as a core company value. Merck remains committed to ensuring that any treatments we develop for SARS-CoV-2 will adhere to this approach. We also recognize that SARS-CoV-2/COVID-19 is an unrivaled scientific and global health challenge. As such, we have already started engaging with a broad range of stakeholders working toward distribution approaches that enable equitable global access even though our two investigational therapeutics, molnupiravir, a novel oral antiviral candidate being developed in collaboration with Ridgeback Bio, and MK-7110, a novel immune modulator candidate acquired through our December 2020 acquisition of OncoImmune, are still in development. We are currently funding this development on our own.

As of the date of this proxy statement, Merck has not received any public financial support for the development of molnupiravir or MK-7110. Although under an agreement with the U.S. government announced in December Merck was to receive up to approximately $356 million for the manufacture and supply of approximately 60,000-100,000 doses of MK-7110 to the U.S. government to help meet the government’s pandemic response goals if MK-7110 was approved or received Emergency Use Authorization (“EUA”) from the FDA by June 30, 2021, following execution of this agreement, Merck received feedback from the FDA that additional data, beyond the study conducted by OncoImmune, would be needed to support a potential EUA application. Merck is actively working with FDA to address the agency’s comments, but based on this FDA feedback, Merck no longer expects to supply the U.S. government with MK-7110 in the first half of 2021.

Merck is committed to responsible pricing and future innovation

Merck has a strong heritage of inventing to save and improve lives, and we are committed to focusing on breakthrough science to create long-term value for patients and shareholders. The Company invests billions of dollars annually in research and development toward this goal. We also seek to ensure that patients have meaningful access to the medicines and vaccines we develop. Merck believes in a value-based pricing model for our medicines and vaccines that accounts for the direct medical expenses associated with the underlying disease, as well as for the broader societal costs and benefits, and also sustains investment in research and development. Given the unique circumstances surrounding the COVID-19 pandemic, we recognize alternate models for pricing may be required. Merck intends to focus on models that ensure a continued market-based incentive for current and future pandemic responses while working with governments, non-governmental organizations and other public health stakeholders to ensure access to the most promising technologies for all who need them, regardless of geography or socio-economic status. Merck is also proud of our commitment to pricing transparency. In January 2017, we were one of the first major pharmaceutical companies to begin providing an annual report disclosing the average annual list and net price changes across our product portfolio in the United States, including the rebates and discounts we provide to payers.

Merck is committed to contributing to the global response to the pandemic

In March, we announced that we had entered into agreements to support the manufacture and supply of Johnson & Johnson’s SARS-CoV-2/COVID-19 vaccine using our facilities to produce drug substance, formulate and fill vials of the vaccine. In addition, we entered into an agreement with the U.S. government pursuant to which we will receive funding of up to $268.8 million to adapt and make available some of the Company’s existing manufacturing facilities for the production of COVID-19 vaccines and medicines. This funding is in addition to Merck’s continued investment in its global vaccines manufacturing network as part of planned capital investments of more than $20 billion from 2020 through the end of 2024.

Summary

Merck provides substantial disclosure already on the issues addressed in the proposal. In addition, as of the date of this proxy statement, Merck has no approved treatments for SARS-CoV-2/COVID-19 and has not received public financial support for the two investigational therapeutics for SARS-CoV-2/COVID-19 Merck is developing. Accordingly, the Board recommends a vote AGAINST this proposal.

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Questions and Answers About the Annual Meeting and Voting

Merck & Co., Inc. 2021 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 25, 2021, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2021*

Record Date:	March 26, 2021

*  Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a solely virtual format. If the state of emergency in New Jersey relating to the COVID-19 pandemic is lifted prior to the date of our Annual Meeting, however, we may change the format of the Annual Meeting to hold it in person or as a hybrid meeting. If we take this step, we will announce the decision to do so in advance in a press release available at merck.com.

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 32	FOR each Nominee	No	Majority of votes cast	Do not count for all five proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 42	FOR	No	Majority of votes cast
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2021	Page 77	FOR	Yes	Majority of votes cast
Proposal 4 and 5	Shareholder Proposals	Page 80-83	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 26, 2021, the record date, and are entitled to vote at the Annual Meeting.

This proxy statement and 2020 Annual Report on Form 10-K (the “Proxy Materials”), along with either a proxy card, a voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 5, 2021. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered, with

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Questions and Answers About the Annual Meeting and Voting	85

respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. See “Voting Information for Beneficial Owners” on page 86.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan, Merck Puerto Rico Employee Savings Plans and Security Plan or the Merck Frosst Canada Inc. Stock Purchase Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,531,300,247 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the Annual Meeting?

Due to the ongoing public health impact of COVID-19, the Annual Meeting will be held in a solely virtual format. If the state of emergency in New Jersey relating to the COVID-19 pandemic is lifted prior to the date of our Annual Meeting, however, we may change the format of the Annual Meeting to hold it in person or as a hybrid meeting. If we take this step, we will announce the decision to do so in advance in a press release available at merck.com.

All shareholders as of the record date, March 26, 2021, may attend the Annual Meeting via Webcast, vote their shares and ask questions through an online meeting platform. To participate in the Annual Meeting, you should visit www.virtualshareholdermeeting.com/MRK2021 and enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Access to the meeting platform will begin at 8:45 a.m. (Eastern Time).

The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Guests may also access the Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

Asking questions:

•	You will have multiple opportunities to submit questions for the Annual Meeting.

•	To submit a question before the Annual Meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform live during the Annual Meeting.

•	Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in “How do I vote?” on page 86.

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, technical support will be available during this time and will remain available until the virtual Annual Meeting has ended.

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86	Questions and Answers About the Annual Meeting and Voting

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 24, 2021.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 24, 2021.

•	By QR code. You may vote by scanning the QR code on page 1 with your mobile device (may require free app).

•	At the Annual Meeting. All shareholders may vote at the Annual Meeting. Please see “How do I attend the Annual Meeting?” on page 85.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You may also vote at the Annual Meeting.

If you own MERCK shares	How to vote at the Annual Meeting

in your name, you are a REGISTERED shareholder	Attend and vote during the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2021

through a BROKER, BANK, OR NOMINEE, you are a BENEFICIAL OWNER	Attend and vote during the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2021

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote during the Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instruction form that the institution provides to you. You may also vote your shares via telephone or the internet by following the specific instructions the institution provides to you for that purpose.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered

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Questions and Answers About the Annual Meeting and Voting	87

public accounting firm for 2021). If you do not provide voting instructions, your shares will not be voted on any proposal other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank or nominee before the date of the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the thirteen nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2021; and

•	AGAINST the shareholder proposals.

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan, or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

If voting instructions are not received from participants in the Merck Frosst Canada Inc. Stock Purchase Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

Can I access the proxy materials on the internet instead of receiving paper copies?

The Proxy Materials are available on Merck’s website at merck.com/investor-relations/financial-information/. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners who elect electronic access will receive an email message next year containing the URL for access to the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2021 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

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88	Questions and Answers About the Annual Meeting and Voting

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting. Additionally, shareholders may obtain the final voting results by calling 1-800-CALL-MRK (1-800-225-5675) beginning on Friday, May 28, 2021.

Where can I find the 2020 Annual Report on Form 10-K?

The 2020 Annual Report on Form 10-K is available on Merck’s website at merck.com/investor-relations/financial-information/.

In addition, we will provide without charge a copy of the 2020 Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

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89

Shareholder Proposals and Director Nominations for the 2022 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2022 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 6, 2021.

Director Nominees for Inclusion in the Proxy Materials for the 2022 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2022 Annual Meeting of Shareholders, we must receive the required notice between November 6, 2021, and December 6, 2021, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at merck.com/company-overview/leadership/board-of-directors/.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2022 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations or other business for consideration directly at the 2022 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in Merck’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 26, 2021, and January 25, 2022. However, in the event that the date of the 2022 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2022 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2022 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at merck.com/company-overview/leadership/board-of-directors/ or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be mailed to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A., or emailed to

office.secretary@merck.com.

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90

Forward-Looking Statements

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2020, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

April 5, 2021

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91
Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP income and non-GAAP EPS are alternative views of the Company’s performance that Merck is providing because management believes this information enhances investors’ understanding of the Company’s results as it permits investors to understand how management assesses performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition and divestiture-related costs, restructuring costs and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes non-GAAP EPS. Management uses these measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, senior management’s annual compensation is derived in part using non-GAAP pretax income. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2020
Income before taxes as reported under GAAP	$8,791
Increase (decrease) for excluded items:
Acquisition and divestiture-related costs(1)	3,704
Restructuring costs	883
Other items:
Charge for the acquisition of VelosBio	2,660
Charges for the formation of collaborations(2)	1,076
Charge for the acquisition of OncoImmune	462
Charge for the discontinuation of COVID-19 vaccine development programs	305
Other	(20)
Non-GAAP income before taxes	17,861
Taxes on income as reported under GAAP	1,709
Estimated tax benefit on excluded items(3)	1,122
Adjustment to tax benefits recorded in conjunction with the 2015 Cubist Pharmaceuticals, Inc. acquisition	(67)
Non-GAAP taxes on income	2,764
Non-GAAP net income	15,097
Less: Net income (loss) attributable to noncontrolling interests as reported under GAAP	15
Non-GAAP net income attributable to noncontrolling interests	15
Non-GAAP net income attributable to Merck & Co., Inc.	15,082
EPS assuming dilution as reported under GAAP	2.78
EPS difference	3.16
Non-GAAP EPS assuming dilution	5.94

(1)

Amount in 2020 includes a $1.6 billion intangible asset impairment charge related to Zerbaxa (see Note 8 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020).

(2)

Amount in 2020 includes $826 million related to transactions with Seagen (see Note 3 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020).

(3)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.

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92	Appendix A Non-GAAP Income and Non-GAAP EPS

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with business acquisitions and divestitures. These amounts include the amortization of intangible assets and amortization of purchase accounting adjustments to inventories, as well as intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with business acquisitions and divestitures.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 5 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020). These amounts include employee separation costs and accelerated depreciation associated with facilities to be closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include asset abandonment, facility shut-down and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other post-retirement benefit plans and share-based compensation costs.

Certain Other Items

These items are adjusted for after evaluating them on an individual basis considering their quantitative and qualitative aspects. Typically, these consist of items that are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPS in 2020 are charges for the acquisitions of VelosBio and OncoImmune, charges related to collaborations, including transactions with Seagen (see Note 3 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020), a charge for the discontinuation of COVID-19 vaccine development programs, and an adjustment to tax benefits recorded in conjunction with the 2015 Cubist Pharmaceuticals, Inc. acquisition.

Beginning in 2021, the Company will be changing the treatment of certain items for the purposes of its non-GAAP reporting. Historically, Merck’s non-GAAP results excluded the amortization of intangible assets recognized in connection with business acquisitions (reflected as part of acquisition and divestiture-related costs) but did not exclude the amortization of intangibles originating from collaborations, asset acquisitions or licensing arrangements. Beginning in 2021, Merck’s non-GAAP results will no longer differentiate between the nature of the intangible assets being amortized and will exclude all amortization of intangible assets. Also, beginning in 2021, Merck’s non-GAAP results will exclude gains and losses on investments in equity securities. Prior period amounts will be recast to conform to the new presentation.

Merck & Co., Inc. 2021 Proxy Statement

93
Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the incentive program	No Adjustments
	Revenue	40%	The Company’s target revenue

Excludes charges or items from the measurement of performance relating to (1) the impact of significant acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus Plan rates; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	40%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/ or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in foreign exchange versus Plan rates; and (4) the effects of accounting changes in accordance with U.S. generally accepted accounting principles, or other significant legislative changes

	Operating Cash Flow (or OCF)	25%

The sum of the Company’s after-tax Non-GAAP net income (attributable to the Company) less the change in working capital (working capital includes Trade Accounts Receivable and Inventory — including Trade Accounts Receivables and Inventory included in Other Assets — net of Accounts Payable) plus Non-GAAP depreciation and amortization for each of calendar year of the Award Period

				All of the adjustments listed for “Pre-Tax Income” above
	Earnings Per Share (or EPS)	25%	The Company’s after-tax Non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution	All of the adjustments listed for “Pre-Tax Income” above, as well as the impact of Share Repurchases above or below planned levels
	Relative TSR (or R-TSR)	50%	The comparison of the Company’s annualized total shareholder return (inclusive of reinvested dividends) to the median total shareholder return for the Peer Group	No Adjustments

Merck & Co., Inc. 2021 Proxy Statement

Environmental, Social and Governance (ESG) Highlights

As a result of the global pandemic, last year was incredibly difficult for our patients, their families and our employees. Despite the challenges brought on by COVID-19, our business made significant progress in bettering the lives of our stakeholders and reducing our Company's impact on the planet.

267 million

Reached more than 267 million people globally with product donations through the Mectizan Donation Program and Medical Outreach Program

1 million

Announced that our CEO, Ken Frazier, is the co-chair of the OneTen Initiative, which is working toward the hiring and promoting of 1M Black Americans over the next 10 years

13 million women

Reached 13 million women through Merck for Mothers, which promotes safe, high-quality healthcare for women

46% female

Increased the gender diversity of our board of directors

Access Principles

Refreshed our Access to Health Guiding Principles to ensure we remain focused on medicine and vaccine availability

COVID-19 relief

Provided more than $30 million for COVID-19 relief efforts in 2020, including cash support and in-kind giving

External Recognition

We are proud of the selected recognitions we have received for our ESG-related initiatives and performance in 2020.

American Association of People with Disabilities (AAPD)
Recognized for the 6th year in a row as a Best Place to Work for Disability Inclusion, and 3rd year of receiving a score of 100% on the Disability Equality Index

Barron's
Ranked #50 on Barron's 2021 list of 100 Most Sustainable Companies in the U.S., and #1 in the pharmaceutical sector

Bloomberg
Named to the 2021 Bloomberg Gender-Equality Index (GEI) for our support for gender equality through policy development, representation and transparency

Forbes/Just Capital
Listed #30 on the Forbes and JUST Capital's Just 100 list that showcases the companies at the forefront of stakeholder-driven leadership

***Working Mother* magazine**
Included on the 100 Best Companies list for more than 30 years

Fortune
Ranked #2 in the Pharmaceuticals sector, and #37 overall, on the World's Most Admired Companies list in 2021

***Institutional Investor* magazine**
Ranked #1 for Financially Material ESG Disclosures among pharmaceutical companies

National Minority Supplier Development Council (NMSDC)
Awarded the "2020 Corporation of the Year" for companies with annual revenues of $11–$50 billion

MERCK

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D42934-P51882-Z79365

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

MERCK & CO., INC.

1. *Election of Directors*

Nominees:	**For**	**Against**	**Abstain**
1a. Leslie A. Brun	☐	☐	☐
1b. Mary Ellen Coe	☐	☐	☐
1c. Pamela J. Craig	☐	☐	☐
1d. Kenneth C. Frazier	☐	☐	☐
1e. Thomas H. Glocer	☐	☐	☐
1f. Risa J. Lavizzo-Mourey	☐	☐	☐
1g. Stephen L. Mayo	☐	☐	☐
1h. Paul B. Rothman	☐	☐	☐
1i. Patricia F. Russo	☐	☐	☐
1j. Christine E. Seidman	☐	☐	☐
1k. Inge G. Thulin	☐	☐	☐
1l. Kathy J. Warden	☐	☐	☐
1m. Peter C. Wendell	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5:	**For**	**Against**	**Abstain**
4. Shareholder proposal concerning a shareholder right to act by written consent.	☐	☐	☐
5. Shareholder proposal regarding access to COVID-19 products.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTE w MERCK & CO., INC. 2000 GALLOPING HILL ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS KENILWORTH, NJ 07033 If consent you would to receiving like to reduce all future the proxy costs statements, incurred by our proxy company cards and in mailing annual proxy reports materials, electronically you can via using e-mail the or the Internet Internet and, . To when sign prompted, up for electronic indicate delivery, that you please agree follow to receive the instructions or access proxy below materials to vote electronically in future years. VOTE Before BY The INTERNET Meeting— Go to www.proxyvote.com or scan the QR Barcode above Use 11:59 the p .Internet m. Eastern to transmit Time on May your 24, voting 2021 instructions . Have your and proxy for card electronic in hand delivery when of you information access the website up until and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MRK2021 is You printed may attend in the box the meeting marked by via the the arrow Internet available and vote and during follow the the meeting instructions . Have . the information that Use VOTE any BY touch PHONE -tone — telephone 1-800-690 to -6903 transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE Mark, sign BY MAIL and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42934-P51882-Z79365 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MERCK & CO., INC. The Board of Directors recommends you vote FOR each of the following Nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Leslie A. Brun                For Against Abstain 1b. Mary Ellen Coe                1l. Kathy J. Warden                1c. Pamela J. Craig                1m. Peter C. Wendell                1d. Kenneth C. Frazier For Against Abstain                The Board of Directors recommends you vote FOR proposals 2 and 3: 1e. Thomas H. Glocer                2. Non-binding advisory vote to approve the compensation of our                named executive officers. 1f. Risa J. Lavizzo-Mourey                3. Ratification of the appointment of the Company’s independent                registered public accounting firm for 2021. 1g. Stephen L. Mayo                The Board of Directors recommends you vote AGAINST proposals For Against Abstain 4 and 5: 1h. Paul B. Rothman                4. Shareholder proposal concerning a shareholder right to act by                written consent. 1i. Patricia F. Russo                5. Shareholder proposal regarding access to COVID-19 products.                1j. Christine E. Seidman                1k. Inge G. Thulin                Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Merck & Co., Inc. Annual Meeting of Shareholders Tuesday, May 25, 2021, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2021* Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2021: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. *Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a solely virtual format. If the state of emergency in New Jersey relating to the COVID-19 pandemic is lifted prior to the date of our Annual Meeting, however, we may change the format of the Annual Meeting to hold it in person or as a hybrid meeting. If we take this step, we will announce the decision to do so in advance in a press release available at merck.com. D42935-P51882-Z79365 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints KENNETH C. FRAZIER, JENNIFER ZACHARY and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 25, 2021, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked. The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 3 and AGAINST Items 4 and 5. IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 24, 2021. Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope. (Continued, and to be signed and dated on the reverse side.)